Exhibit 10.13

Execution Version

SEG HOLDING, LLC

and
SEG FINANCE CORP.,
as Issuers

and the Guarantors party hereto from time to time

5.625% Senior Secured Notes due 2028

INDENTURE

Dated as of October 9, 2020

TRUIST BANK,
as Trustee, Registrar, Paying Agent and Notes Collateral Agent

Appendix A	–	Provisions Relating to Securities

EXHIBIT INDEX

Exhibit A	–	Form of Security
Exhibit B	–	Form of Transferee Letter of Representation
Exhibit C	–	Form of Supplemental Indenture

INDENTURE, dated as of October 9, 2020, among SEG HOLDING, LLC, a Delaware limited liability company (the “Company”), SEG FINANCE CORP., a Delaware corporation (“SEG Finance” and, together with the Company, each an “Issuer” and collectively, the “Issuers”), the Guarantors from time to time party hereto, and TRUIST BANK, as trustee (in such capacity, together with its successors and assigns in such capacity, the “Trustee”), Registrar, Paying Agent and as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, each of the Issuers has duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $325,000,000 aggregate principal amount of the Issuers’ 5.625% Senior Secured Notes due 2028 (the “Original Securities”) issued on the date hereof and (b) any Additional Securities (as defined herein) that may be issued after the date hereof in the form of Exhibit A (all such securities in clauses (a) and (b) being referred to collectively as the “Securities”).  Subject to the conditions and compliance with the covenants set forth herein, the Issuers may issue an unlimited aggregate principal amount of Additional Securities.

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01     Definitions.

The following terms have the definitions ascribed to them in the New York UCC as in effect from time to time: Accounts; Chattel Paper; Commercial Tort Claims; Deposit Accounts; Documents; Equipment; General Intangibles; Instruments; Investment Property; Inventory; Letter(s) of Credit; Letter of Credit Rights; Records; Payment intangibles; Proceeds; Securities Accounts; Supporting Obligations.

“ABL Collateral Agent” means the administrative agent and/or collateral agent under any ABL Credit Agreement.

“ABL Collateral Documents” means the “Collateral Documents” or “Security Documents” (as defined in the respective ABL Credit Agreements) and any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Secured Obligations or under which rights or remedies with respect to such Liens are governed (other than the ABL Intercreditor Agreement).

“ABL Credit Agreement” means, collectively, (a) the Initial ABL Credit Agreement and (b) each Additional ABL Credit Agreement. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to each ABL Credit Agreement then in existence.

“ABL Credit Party” means “Loan Party” as defined in the ABL Credit Agreement.

“ABL Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (including any such obligations or liabilities under any such master agreement) entered into with an ABL Hedge Provider as permitted under the ABL Loan Documents and the Notes Documents, in each case to the extent secured, or purported to be secured, under the ABL Collateral Documents.

“ABL Hedge Provider” means any ABL Lender or any of its Affiliates who has entered into an ABL Hedge Agreement with an ABL Credit Party or any of its Subsidiaries.

“ABL Hedging Obligation” means any and all obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all ABL Hedge Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any ABL Hedge Agreement transaction of any ABL Credit Party (or its Subsidiary) under any ABL Hedge Agreement, including any “ABL Lender Hedging Obligations” (as defined in the ABL Intercreditor Agreement).

“ABL Intercreditor Agreement” means, collectively, the Amended and Restated Intercreditor Agreement, dated on or about the Issue Date, entered into by Truist Bank, as ABL Collateral Agent, the Notes Collateral Agent, the Issuers, the Guarantors, and the other parties from time to time party thereto.

“ABL Lender” means any lender under the ABL Credit Agreement.

“ABL Loan Documents” means, collectively, the ABL Credit Agreement, the ABL Intercreditor Agreement, the “Loan Documents” (as defined in the ABL Credit Agreement) and the other documents governing other ABL Secured Obligations and the security documents related to the foregoing, in each case as amended, restated, amended and restated, supplemented, waived, renewed or otherwise modified or replaced from time to time.

“ABL Priority Collateral” means all Collateral consisting of the following:

(1)           all Accounts, other than Accounts that constitute identifiable Proceeds that arise from the sale, license, assignment or other disposition of Notes Priority Collateral;

(2)           all Inventory;

(3)           all Prescription Lists;

(4)           all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper) to the extent evidencing, governing, securing or otherwise related to Accounts included as ABL Priority Collateral in clause (1) or Inventory;

(5)           all collection accounts, deposit accounts, lock-boxes, securities accounts and commodity accounts and any cash or other assets and all “Cash Equivalents” as defined in the ABL Credit Agreement on the date hereof (or as modified from time to time to the extent such modifications, taken as a whole, are not materially adverse to the Notes Secured Parties) in any such accounts (other than identifiable cash proceeds in respect of real estate, Fixtures or Equipment or other Notes Priority Collateral);

(6)           Indebtedness representing on-lent ABL Loans and any intercompany revolving loan notes to the extent evidencing such Indebtedness;

(7)           to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (6), all Documents, Documents of Title, General Intangibles (including all Payment Intangibles but excluding Intellectual Property), Instruments (including promissory notes and except to the extent relating to the sale, license, assignment or other disposition of Notes Priority Collateral), Letter of Credit Rights and Commercial Tort Claims or other claims and causes of action, documents of title, customs receipts, insurance, shipping and other documents and other materials related to the foregoing (including to the purchase or import of any Inventory);

(8)           to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (7), all Supporting Obligations;

(9)           all books and Records relating to the foregoing (including all books, databases, customer lists and Records, whether tangible or electronic, that contain any information relating to any of the foregoing); and

(10)         all collateral security and guarantees with respect to any of the foregoing and all cash, Money, Instruments, Securities, Financial Assets, Deposit Accounts and insurance payments directly received as proceeds of any ABL Priority Collateral.

“ABL Secured Obligations” means (a) all unpaid principal of and accrued and unpaid interest on all loans made (or deemed made) pursuant to any ABL Credit Agreement, all accrued and unpaid fees and all expenses, reimbursements (including reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to any ABL Credit Agreement), indemnities and other obligations of the ABL Credit Parties to any “ABL Lender” (as defined in each ABL Credit Agreement), any arranger, agent, issuing bank or any indemnified party arising under the ABL Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the ABL Loan Documents, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise; (b) all ABL Hedging Obligations; (c) all ABL Bank Product Obligations and (d) all guarantee obligations, fees, expenses and all other Obligations under any ABL Credit Agreement and the other ABL Loan Documents, including any Post-Petition Interest with respect to the Obligations in clauses (a) — (d), in each case, whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. For greater certainty, the term “ABL Obligations” includes, without limitation, all of the “Obligations” (as defined in the ABL Credit Agreement).

“ABL Secured Parties” means the ABL Collateral Agent and the lenders from time to time under the ABL Credit Agreement.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person (a) is merged with or into (or consolidated or otherwise combined with the Company or any Restricted Subsidiary) or (b) became a Restricted Subsidiary of such specified Person, and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

in each case, including Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such Person, as applicable.

“Additional ABL Credit Agreement” means any credit agreement, debt facility, indenture and/or commercial paper facility, in each case, with banks or other institutional or commercial lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders against such receivables), letters of credit, bankers’ acceptances, or other borrowings, that either (x) is secured by a Lien on the Collateral on an equal priority basis with the Initial ABL Credit Agreement (if outstanding) and each other outstanding ABL Credit Agreement or (y) if there are no other outstanding ABL Credit Agreements, is secured by a Lien on the Collateral and has been designated as an ABL Credit Agreement in accordance with the ABL Intercreditor Agreement; provided, however, that (a) the Indebtedness under such Additional ABL Credit Agreement is permitted to be incurred, secured and guaranteed on such basis by each ABL Loan Document and each Notes Document, (b) each ABL Collateral Agent under such Additional ABL Credit Agreement shall have become party to the ABL Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in the ABL Intercreditor Agreement and (c) each of the other applicable requirements of the ABL Intercreditor Agreement shall have been complied with. The requirements of clause (a) of the immediately preceding sentence shall be tested only as of (x) the date of execution of a joinder agreement in the applicable form provided under the ABL Intercreditor Agreement by the applicable Additional ABL Credit Agreement if pursuant to a commitment entered into at the time of such joinder agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment.

“Additional Assets” means:

(1)           any property or assets (other than Equity Interests) used or to be used by the Company, a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such asset disposition shall be deemed an investment in Additional Assets);

(2)           the Equity Interests of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

(3)           any Permitted Investment.

“Additional Securities” means Securities issued from time to time under this Indenture subsequent to the Issue Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Appendix” means Appendix A attached hereto.

“Applicable Authorized Representative” means, with respect to any Notes Common Collateral, (A) if no Designated Pari Passu Collateral Agent has been designated by the Company, the authorized representative of the series of Notes Obligations that constitutes the largest outstanding principal amount of any then outstanding series of Notes Obligations and (B) if a Designated Pari Passu Collateral Agent has been designated by the Company, (i) until the earlier of (x) the discharge of the Notes Secured Bank Indebtedness (as such term will be defined in the Pari Passu Intercreditor Agreement) represented by the Designated Pari Passu Collateral Agent and (y) the Non-Controlling Authorized Representative Enforcement Date (as such term will be defined in the Pari Passu Intercreditor Agreement), the Designated Pari Passu Collateral Agent and (ii) from and after the earlier of (x) the discharge of such Notes Secured Bank Indebtedness and (y) the Non-Controlling Authorized Representative Enforcement Date, the Notes Major Non-Controlling Authorized Representative (as defined herein). For the avoidance of doubt, as of the Issue Date, the Applicable Authorized Representative shall be the Trustee (in its capacity as authorized representative for the Notes).

“Applicable Premium” means, with respect to any Security on any applicable redemption date, the greater of:

(1)           1.0% of the then outstanding principal amount of the Security; and

(2)           the excess of:

(a)           the present value at such redemption date of (i) the redemption price of the Security at October 15, 2023 as set forth in Paragraph 5 of the applicable Security plus (ii) all required interest payments due on such Security through October 15, 2023 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date (or, if greater than such Treasury Rate, zero) plus 50 basis points; over

(b)           the then outstanding principal amount of the Security,

in each case, as calculated by the Issuers or on behalf of the Issuers by such Persons as the Issuers may designate.

The Trustee (including in its role as Paying Agent and Registrar) shall not be responsible for calculating or verifying the calculation of the Applicable Premium.

“Asset Sale” means the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any Restricted Subsidiary of the Company (in each case, other than Equity Interests of the Company and other than to the Company or another Restricted Subsidiary of the Company) (each referred to in this definition as a “disposition”), other than:

(1)           a disposition of cash, Cash Equivalents or Investment Grade Securities;

(2)           the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(3)           any Restricted Payment or Permitted Investment that is not prohibited to be made under Section 4.04;

(4)           any disposition of assets of the Company or any Restricted Subsidiary or disposition of Equity Interests of any Restricted Subsidiary in a single transaction or series of related transactions with an aggregate Fair Market Value of less than the greater of $50 million and 2.0% of Total Assets;

(5)           dispositions of Divested Properties;

(6)           dispositions of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(7)           any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(8)           dispositions of inventory and other assets in the ordinary course of business (including the lapse and abandonment of intellectual property) or dispositions of obsolete or surplus assets, worn out assets or assets no longer useful in the conduct of business of the Company and its Restricted Subsidiaries;

(9)           the lease, assignment or sublease of any real or personal property consistent with past practice;

(10)         a sale of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions;

(11)         a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(12)         any exchange of assets for assets (including a combination of assets and Cash Equivalents) related to a Similar Business of comparable or greater market value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company;

(13)         the grant of any license or sublicense of patents, trademarks, know-how and any other intellectual property or other general intangibles;

(14)         the sale of any property in a Sale and Lease-Back Transaction otherwise not prohibited under this Indenture;

(15)         dispositions in connection with the granting or enforcement of Permitted Liens;

(16)         dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(17)         any disposition of assets that were subject to disposition pursuant to a binding agreement as of the Issue Date;

(18)         the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(19)         any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(20)         (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(21)         dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties to such joint venture set forth in joint venture arrangements and similar binding arrangements;

(22)         any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(23)         the unwinding of any Hedging Obligations pursuant to the terms of the documentation governing such Hedging Obligations; and

(24)         the Planned Dispositions.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner or managing member of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City, or with respect to payments, the place of payment.

“C&S” means C&S Wholesale Grocers, Inc.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of any Issuer or any Guarantor as described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1)           U.S. Dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)           securities issued or directly and fully guaranteed or insured by the government of the United States, United Kingdom or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3)           certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)           repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)           readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)           Indebtedness issued by Persons (other than the Equity Investors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition; and

(8)           investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following events:

(1)           the Company becomes aware (by way of notice or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, acquires directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, more than 50% of the total voting power of the Voting Stock of the Company; or

(2)           the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or any Permitted Holder and other than any transaction in compliance with Section 5.01.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change of Control Triggering Event” means the occurrence of a Change of Control and a Ratings Event occurring in respect of that Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all “Collateral” or “Mortgaged Property” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Notes Collateral Agent, other than Excluded Assets.

“Common Collateral” means, at any time, Collateral in which holders of any ABL Secured Obligations (or the ABL Collateral Agent) and holders of any Notes Obligations (or any Notes Collateral Agent) hold or are required pursuant to the applicable ABL Loan Documents or Notes Documents to hold a security interest at such time.

“Company” means the party named as such in the preamble to this Indenture, until a successor replaces it and, thereafter, means the successor.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Restricted Subsidiaries.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period for the most recently completed Test Period plus, without duplication, to the extent the same was deducted in calculating such Consolidated Net Income:

(1)           Consolidated Taxes; plus

(2)           Consolidated Interest Expense; plus

(3)           Consolidated Non-cash Charges; plus

(4)           the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Equity Investors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted under Section 4.07; plus

(5)           (a) any premiums, expenses or charges (other than Consolidated Non-cash Charges) related to the Transactions, any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment or amendment of Indebtedness (including a refinancing thereof) (whether or not successful or meeting the dollar amount thresholds specified herein), including (i) such fees, expenses or charges related to the issuance of Indebtedness, (ii) any amendment or other modification of Indebtedness, and (iii) commissions, discounts, yield, premium or other fees and charges (including any interest expense) related to any Qualified Receivables Financing and (b) costs incurred in connection with strategic initiatives, transition costs, operating expense reductions, synergies and other business optimization and information systems-related costs (including non-recurring employee bonuses in connection therewith and non-recurring product and Intellectual Property development costs); plus

(6)           non-cash compensation expense, including deferred compensation, and any other non-cash losses, charges and expenses, including write-offs or write-downs (but not including any write-off or write-down of inventory or accounts receivable), the non-cash impact of acquisition method accounting and, if applicable, including the excess of rent expense over actual cash rent paid during the relevant period due to the use of straight line rent for GAAP purposes (provided that, (x) to the extent any non-cash charge represents an accrual of or reserve for potential cash items in any future period, (i) the Company may determine not to add back such non-cash charge in the current period or (ii) to the extent the Company determines to add back such non-cash charge, the cash payable in respect thereof in such future period shall be subtracted from Consolidated EBITDA and (y) any non-cash charge or expense representing the amortization of any prepaid cash item that was paid and not expensed in a prior period shall not be added back); plus

(7)           cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such cash receipts or netting arrangement were deducted in the calculation of Consolidated EBITDA for any previous period and not added back; plus

(8)           the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(9)           any charges, costs, expenses, accruals or reserves incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement or in connection with the rollover, acceleration or payout of equity interests held by management, to the extent that such charges, costs, expenses, accruals or reserves are funded with cash proceeds contributed to the capital of the Company or the net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the amount available for Restricted Payments under Section 4.04(a)(iv)(3)(A); plus

(10)         the amount of any minority interest expense consisting of income of a Subsidiary attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted in such period in calculating Consolidated Net Income, net of any cash distributions made to such third parties in such period; plus

(11)         the amount of “run-rate” cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Company in good faith to be realized as a result of actions taken or expected to be taken during, or expected to be taken within 18 months of the end of, such period (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (a) such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies are reasonably identifiable and factually supportable, (b) no cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies may be added pursuant to this clause (11) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing Consolidated EBITDA for such period, (c) such adjustments may be incremental to (but not duplicative of) other pro forma adjustments made and (d) the aggregate amount of cost savings, operating expense reductions and cost saving synergies added pursuant to this clause (11) shall not exceed (i) 25.0% of Consolidated EBITDA for such four-quarter period plus (ii) the amount of any such cost savings, operating expense reductions, restructuring charges and expenses and cost-savings synergies that would be permitted to be included in financial statements prepared in accordance with Regulation S-X under the Securities Act during such four-quarter period; plus

(12)         restructuring and similar costs and charges (including severance, relocation costs, costs related to entry into new markets, integration and facilities opening costs and other business optimization expenses, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of operations and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities)) and costs and expenses relating to achieving pro forma “run rate” cost savings, pro forma adjustments, operating expense reductions and synergies described in the preceding clause (11); plus

(13)         charges, expenses, losses or gains in connection with the closing or disposition of a store (including, in connection with the sell-down of inventory in connection therewith); plus

(14)         Public Company Costs; plus

(15)         realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and the Restricted Subsidiaries; plus

(16)         unrealized net losses resulting from changes in the fair market value of any Hedging Obligations and losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness, Hedging Obligations or other derivative instruments (including deferred financing expenses written off and premiums paid); plus

(17)         any unusual, non-recurring or extraordinary expenses, losses or charges; plus

(18)         losses attributable to, and payments of, legal settlements, fines, judgments or orders; plus

(19)         the amount of any non-recurring costs, expenses or other charges attributable to opening a new store or facility or a remodel or a conversion of a store or facility until the date that is twelve (12) months after the date of opening thereof; provided, that (a) such costs are reasonably identifiable and (b) costs attributable to such store or facility after twelve (12) months from the date of opening, remodel or conversion, as applicable, of such store or facility shall not be included in this clause (19); plus

(20)         loss of inventory, and physical damage to stores, infrastructure, capital assets and other assets of the business, whether or not covered by insurance (including, without limitation, business interruption insurance and casualty insurance) to the extent reasonably identifiable by the Company as having resulted from significant weather events or other natural disasters; plus

(21)         to the extent not already otherwise included herein, adjustments and add-backs similar to those made in calculating “Adjusted EBITDA” included in the Offering Memorandum,

less, without duplication, (a) non-cash income or gain increasing Consolidated Net Income for such period, excluding any such items to the extent they represent (i) the reversal in such period of an accrual of, or reserve for, potential cash expense in a prior period, (ii) any non-cash gains with respect to cash actually received in a prior period to the extent such cash did not increase Consolidated Net Income in a prior period or (iii) items representing ordinary course accruals of cash to be received in future periods; plus (b) any net gain from discontinued operations or net gains from the disposal of discontinued operations to the extent increasing Consolidated Net Income.

In addition, to the extent not already included in Consolidated Net Income, notwithstanding anything to the contrary in the foregoing, Consolidated EBITDA shall include the amount of net cash proceeds received by the Company and its Restricted Subsidiaries from business interruption insurance.

“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date that is then secured by Liens on any Collateral, but excluding any such secured Indebtedness to the extent all such Liens with respect thereto are junior in priority to both the Liens securing the Notes Obligations and the Liens securing the ABL Secured Obligations, as of any date of determination to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended Test Period on or prior to such date, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Interest Coverage Ratio” and Section 4.15; provided that the Finance Lease Obligations of the Company and the Restricted Subsidiaries shall not be included in the calculation of “Consolidated First Lien Net Leverage Ratio.”

“Consolidated Interest Expense” means, for any Test Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts and (b) the portion of rent expense with respect to such period under Finance Lease Obligations that is treated as interest in accordance with GAAP, in each case of or by the Company and its Restricted Subsidiaries for the most recently completed Test Period, all as determined on a Consolidated basis in accordance with GAAP, and in each case, excluding (i) any additional cash interest owing pursuant to any registration rights agreement, (ii) accretion or accrual of discounted liabilities, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of a bridge, commitment and other financing fees, (v) interest with respect to Indebtedness of any parent of such Person appearing on the balance sheet of such Person solely by reason of push down accounting and (vi) Swap Contract costs.

“Consolidated Net Income” means, for any Test Period, the aggregate of the Net Income of a Person and its Restricted Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided, however, that:

(1)           any after-tax effect of extraordinary, exceptional, nonrecurring or unusual gains or losses, charge, accrual or expense or any charges, expenses, accrual or reserves in respect of any restructuring, redundancy or severance expense shall be excluded;

(2)           the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, including any impact resulting from an election by the Company to apply IFRS at any time following the Issue Date;

(3)           any net after-tax gains or losses (less all fees and expenses or charges relating thereto) realized upon the sale, abandonment or other disposition of any business or asset other than in the ordinary course of business (as determined in good faith by the

Company) and from disposed, abandoned, divested and/or discontinued operations shall be excluded;

(4)           any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness and all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness or hedging obligations shall be excluded;

(5)           the Net Income for such period of any Person that is not a Subsidiary of the referent Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(6)           [reserved];

(7)           unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of ASC 830 shall be excluded;

(8)           the income (or loss) of any non-consolidated entity during such Test Period in which any other Person has a joint interest shall be excluded, except to the extent of the amount of cash dividends or other distributions actually paid in cash to the Company or any of its Restricted Subsidiaries during such period;

(9)           the income (or loss) of a Subsidiary during such Test Period and accrued prior to the date it becomes a Subsidiary of the Company or any of its Restricted Subsidiaries or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Company or any of its Restricted Subsidiaries shall be excluded;

(10)         solely for the purpose of determining the amount available for Restricted Payments under Section 4.04(a)(iv)(3)(A), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that (a) the net loss of any such Restricted Subsidiary shall be included therein and (b) the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(11)         any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development) shall be excluded;

(12)         any impairment charge or asset write-off or write-down in each case, pursuant to GAAP shall be excluded; and

(13)         an amount equal to the maximum amount of tax distributions permitted to be made by the Company in respect of such period in accordance with Section 4.04(b)(xix) shall be included as though such amounts had been paid as income taxes directly by the Company for such period.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended Test Period on or prior to such date, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Interest Coverage Ratio” and Section 4.15.

“Consolidated Non-cash Charges” means, with respect to the Company and its Restricted Subsidiaries for any period, the aggregate depreciation, amortization, impairment, compensation, rent and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP (including non-cash charges resulting from purchase accounting, in connection with any acquisition or disposition), but excluding (i) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (ii) the non-cash impact of recording the change in fair value of any embedded derivatives under ASC 815 and related interpretations as a result of the terms of any agreement or instrument to which such Consolidated Non-cash Charges relate.

“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date that is then secured by Liens on property or assets of the Company and its Restricted Subsidiaries as of any date of determination to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended Test Period on or prior to such date, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Interest Coverage Ratio” and Section 4.15.

“Consolidated Taxes” means, with respect to the Company and its Restricted Subsidiaries on a consolidated basis for any period, provision for taxes based on income, profits or capital, including, without limitation, state franchise and similar taxes and including, without duplication, an amount equal to the amount of tax distributions actually made to any Parent Entity in respect of such period in accordance with Section 4.04(b)(xix), which shall be included as though such amounts had been paid as income taxes directly by the Company.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness, including, without limitation, Finance Lease Obligations, of the Company and its Restricted Subsidiaries outstanding on such date (with respect to the ABL Credit Agreement, the principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date shall be based upon the amount drawn thereunder as of the applicable date of determination) minus (b) unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries (including cash restricted in favor of the lenders under any Credit Facility); provided that Consolidated Total Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder.

“Contribution Indebtedness” means Indebtedness, Disqualified Stock or Preferred Stock of an Issuer or any Guarantor in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of such Issuer or such Guarantor after the Issue Date.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the ABL Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-cash Consideration.

“Designated Notes Indebtedness Authorized Representative” means the Notes Collateral Agent or any other authorized representative with respect to any series of Notes Secured Bank Indebtedness designated to be the Designated Notes Indebtedness Authorized Representative by the Company upon the entry into the Pari Passu Intercreditor Agreement by such authorized representative, whether by joinder or otherwise.

“Designated Pari Passu Collateral Agent” means the Note Collateral Agent, or if any intercreditor agreement is then in effect, the “Applicable Authorized Representative” (or other similar term) as defined therein.

“Designated Notes Collateral Agent” means the Notes Collateral Agent or any other collateral agent with respect to any Notes Secured Bank Indebtedness designated to be the Designated Pari Passu Collateral Agent by the Company upon the entry into the Pari Passu Intercreditor Agreement by such collateral agent, whether by joinder or otherwise.

“Designated Preferred Stock” means Preferred Stock of the Company or any Parent Entity, as applicable (other than Disqualified Stock), that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries to the extent funded by the Company and its Restricted Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on or prior to the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(iv)(3).

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction.  A member of the Board of Directors of the Company shall be deemed not to have such a financial interest by reason of such member’s holding Equity Interests or similar rights in the Company.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)           matures or is mandatorily redeemable for cash or in exchange for Indebtedness, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Securities and any purchase requirement triggered thereby may not become operative until (or contemporaneously with) compliance with the asset sale and change of control provisions applicable to the Securities (including the purchase of any Securities tendered pursuant thereto)),

(2)           is convertible or exchangeable for Indebtedness or Disqualified Stock at the option of the holder thereof, or

(3)           is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Securities; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Divested Properties” means the stores required to be divested, transferred or otherwise sold by the Company or its Restricted Subsidiaries in connection with an acquisition or Investment pursuant to an agreement with or order issued by the Department of Justice, the

Federal Trade Commission or any similar regulatory authority; provided that the Divested Properties shall not constitute all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Investors” means individually and collectively, (a) Fidelity Management & Research Company, (b) Osterweis Capital Management, (c) Millstreet Capital Management, (d) Lone Star Funds, (e) Deutsche Bank Securities, Inc., (f) AllianceBernstein Holding L.P. and (g) Amzak Capital.

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Company or any Parent Entity, as applicable (other than Disqualified Stock), other than public offerings with respect to the Company’s or such Parent Entity’s common stock registered on Form S-8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” is the collective reference to:

(i)                                     any interest in leased real property (including any leasehold interests in real property) (it being agreed that the Issuers and the Guarantors shall not be required to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters except as otherwise granted to the Notes Collateral Agent hereunder or under any Notes Document) and any agreement or arrangement (including any sale and purchase agreement, call option agreement, assignment, lease agreement or otherwise) relating to the acquisition of (either directly or indirectly) any interest in leased real property (including any leasehold interests in real property);

(ii)                                  any fee interest (including, for the avoidance of doubt, any freehold interest) in real property (a) in respect of properties owned by the Issuers and the Guarantors as of the Issue Date, and (b) if the fair market value of such fee interest (together with improvements, other than personal property, located thereon), as determined in good faith by the Company on the date of acquisition thereof by any Issuer or Guarantor, is less than $7.5 million;

(iii)                               any motor vehicles and any other assets subject to a certificate of title (other than proceeds thereof and other than to the extent such rights can be perfected by filing a UCC-1 financing statement);

(iv)                              Letter-of-Credit Rights (other than to the extent constituting supporting obligations or to the extent such rights can be perfected by filing a UCC-1 financing statement);

(v)                                 (a) any “margin stock” within the meaning of such term under Regulation U as now and from time to time hereafter in effect and (b) Commercial Tort Claims below $5 million;

(vi)                              any asset if the granting of a security interest or pledge under the Security Documents in such asset would be prohibited by any law, rule or regulation or agreements with any governmental authority or would require the consent (including regulatory), approval, license or authorization of any governmental authority unless such consent, approval, license or authorization has been received (except to the extent such prohibition or restriction is ineffective under the UCC or any similar applicable law in any relevant jurisdiction and other than proceeds thereof, to the extent the assignment of such proceeds is effective under the UCC or any similar applicable law in any relevant jurisdiction notwithstanding any such prohibition or restriction);

(vii)                           Capital Stock in any joint venture or Restricted Subsidiary that is not a domestic Wholly-Owned Subsidiary, to the extent that granting a pledge of or a security interest in such Capital Stock under the Security Documents would not be permitted by the terms of such joint venture or such Restricted Subsidiary’s organizational documents;

(viii)                        (x) any assets of a Foreign Subsidiary and (y) any assets to the extent a security interest in such assets could result in an investment in “United States property” by a CFC with respect to which any Parent Entity or the Company is a “United States shareholder” within the meaning of section 956 of the Code (or any similar law or regulation in any applicable jurisdiction) or to the extent a security interest in such assets could result in material adverse Tax consequences to any Parent Entity or the Company or any of its Subsidiaries, as reasonably determined by the Issuers in consultation with the Notes Collateral Agent; provided that no Capital Stock representing more than 65.0% of the outstanding voting Capital Stock and 100% of the outstanding non-voting Capital Stock of any Foreign Subsidiary shall be included in the Collateral, and the excluded voting Capital Stock of such Foreign Subsidiary shall constitute Excluded Assets;

(ix)                              any Exempt Accounts;

(x)                                 (i) any lease, license or other agreement relating to a purchase money obligation or similar arrangement, capital lease or sale/leaseback, in each case, permitted by this Indenture, or any property being leased or purchased thereunder, or the proceeds or products thereof and (ii) any license or other agreement not referred to in clause (i) (or any rights or interests thereunder), in each case, to the extent that a grant of a security interest therein under the Notes Documents would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than an Issuer, a Guarantor or a Wholly-Owned Subsidiary thereof) (except to the extent such restriction is ineffective under the UCC or any similar law in any relevant jurisdiction and other than proceeds and products thereof, to the extent the assignment of such proceeds and products is expressly deemed effective under the UCC or any similar law in any relevant jurisdiction notwithstanding any such restriction);

(xi)                              assets in circumstances where the Issuers reasonably determine that the cost of obtaining or perfecting a security interest under the Notes Documents in such assets is excessive in relation to the benefit to the Holders of the Securities afforded thereby; provided, however that no asset shall be an excluded asset under this clause if it is not also an excluded asset under the ABL Credit Agreement;

(xii)                           any United States intent-to-use trademark applications or intent-to-use service mark applications to the extent and for so long as the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of, an Issuer or Guarantor’s right, title or interest therein or any trademark or service mark issued as a result of such application under applicable Federal law;

(xiii)                        any property of any Excluded Subsidiary and any property of any Person that is not a Subsidiary which, if a Subsidiary, would constitute an Excluded Subsidiary;

(xiv)                       Capital Stock in Immaterial Subsidiaries that are not the Issuers or the Guarantors (or any Person that is not a Subsidiary which, if a Subsidiary, would constitute an Immaterial Subsidiary), captive insurance Subsidiaries, not-for-profit Subsidiaries, special purpose entities and any Subsidiary acquired pursuant to a Permitted Acquisition that is subject to the limitations of any permitted assumed Indebtedness with respect thereto;

(xv)                          intercompany loans, Indebtedness or receivables owed by any Foreign Subsidiary; and

(xvi)                       any cash or cash equivalent instrument posted by an Issuer or Guarantor as margin or collateral under a Hedge Agreement that is prohibited from constituting Collateral pursuant to any ABL Credit Agreement;

provided, that assets described above that were deemed “Excluded Assets” as a result of a prohibition or restriction described above shall no longer be “Excluded Assets” upon termination of the applicable prohibition or restriction that caused such assets to be treated as “Excluded Assets.”  Add break

“Excluded Contributions” means the net cash proceeds, Cash Equivalents and/or Investment Grade Securities or other property or assets received by the Company after the Issue Date from:

(1)           contributions to its common equity capital, and

(2)           the issuance or sale (other than to a Restricted Subsidiary of the Company or pursuant to any Company or Restricted Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate, the proceeds of which are excluded from the calculation set forth in Section 4.04(a)(iv)(3).

“Excluded Subsidiary” means (a) any Immaterial Subsidiary (subject, for the avoidance of doubt, to the proviso in the definition thereof), (b) any Unrestricted Subsidiary, (c) any Subsidiary to the extent such Subsidiary’s guaranteeing any of the Notes Obligations or otherwise becoming a Guarantor is prohibited or restricted by any requirement of law or requires the consent, approval, license or authorization of any governmental authority (unless such consent, approval, license or authorization has been received), or is prohibited by any contractual obligation existing on (but not arising in contemplation of or in connection with) the Issue Date (or, if later, the date such Subsidiary is acquired or formed so long as such contractual obligation did not arise in contemplation of or in connection with such acquisition or formation), including any Restricted Subsidiary acquired pursuant to an acquisition or other investment permitted under the ABL Credit Agreement and this Indenture to the extent that Indebtedness permitted to be assumed under the ABL Credit Agreement and this Indenture and not incurred in contemplation of such acquisition or other investment prohibits such Restricted Subsidiary (or any Restricted Subsidiary thereof that guarantees such Indebtedness) from becoming a Guarantor, (d) any Foreign Subsidiary and any Subsidiary thereof, (e) any Subsidiary in circumstances where the Company and the ABL Collateral Agent and/or the Notes Collateral Agent, as applicable, reasonably agree that any of the cost of providing a guarantee of any Indebtedness is excessive in relation to the value afforded thereby, (f) any Subsidiary that is not a Wholly-Owned Subsidiary organized under the laws of the United States (or any State thereof or the District of Columbia), (g) any not-for-profit Subsidiary, (h) captive insurance Subsidiaries, and (i) special purpose entities.

“Exempt Accounts” means deposit accounts, securities accounts or other similar accounts (i) for the sole purpose of funding payroll obligations, employee benefit or health benefit obligations, Tax obligations, escrow arrangements, trust accounts or holding funds owned by Persons other than the Issuers and the Guarantors, (ii) that constitute zero-balance accounts, (iii) other than in case of any Foreign Subsidiary that is a Guarantor, accounts in jurisdictions other than the United States (or any State thereof or the District of Columbia), (iv) that are accounts held by any non-Guarantor Subsidiary, (v) the Medicare/Medicaid Deposit Account and (vi) that are accounts other than those described in clauses (i) through (v) and are accounts held by the Issuers and the Guarantors with respect to which the average daily balance of the funds maintained on deposit therein for the three month period ending on the date of determination does not exceed, individually, $500,000 or $5.0 million in the aggregate for all such accounts.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as determined by the Company in its good faith discretion. “Fair Market Value” may be (but need not be) conclusively established by means of an Officer’s Certificate or resolutions of the Board of Directors of the Company setting out such Fair Market Value as determined by such Officer or such Board of Directors in good faith.

“Finance Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a finance lease on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia and any direct or indirect Subsidiary of such Subsidiary, and any Subsidiary of the Company that otherwise would be a Domestic Subsidiary substantially all of whose assets consist of Capital Stock and/or indebtedness of one or more Foreign Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, in the United States, which are in effect from time to time. For the purposes of this Indenture, the terms “consolidated” and “Consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

If there occurs a change in generally accepted accounting principles and such change would cause a change in the method of calculation of any standards, terms or measures (including all computations of amounts and ratios) used in this Indenture or in the ABL Credit Agreement as determined in good faith by the Company (an “Accounting Change”), then the Company may elect that such standards, terms or measures shall be calculated as if such Accounting Change had not occurred.

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Company that has been designated by the Company as an “Immaterial Subsidiary” (and not subsequently designated as no longer constituting an “Immaterial Subsidiary” as provided below); provided that (a) at no time shall (i) any Subsidiary be an Immaterial Subsidiary if the Total Assets of such Subsidiary at the last day of the most recently ended fiscal quarter for which financial statements are available equal or exceed 2.5% of the Total Assets of the Company and its Restricted Subsidiaries at such date, (ii) any Subsidiary be an Immaterial Subsidiary if the gross revenues of such Subsidiary for the most recently ended four full fiscal quarters for which financial statements are available equal or exceed 2.5% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such period, (iii) the Total Assets of all Immaterial Subsidiaries at the last day of the most recently ended fiscal quarter for which financial statements are available equal or exceed 5% of the Total Assets of the Company and its Restricted Subsidiaries at such date or (iv) the gross revenues for the most recently ended four full fiscal quarters for which financial statements are available of all Immaterial Subsidiaries equal or exceed 5% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, (b) the Company shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, and (c) if the Total Assets or gross revenues of all Restricted Subsidiaries so designated by the Company as “Immaterial Subsidiaries” (that at such time continue to constitute “Immaterial Subsidiaries” under the ABL Credit Agreement and the Notes Documents) shall as of the end of the Company’s most recently ended fiscal quarter for which financial statements are available exceed the limits set forth in clause (a)(iii) or (a)(iv) above, then, the Company shall designate sufficient Immaterial Subsidiaries to no longer constitute Immaterial Subsidiaries so as to eliminate such excess, and each such designated Subsidiary shall thereupon cease to be an Immaterial Subsidiary (or, if the Company shall make no such designation by the next date of delivery of financial statements for the fiscal quarter or fiscal year, as applicable, next ending, one or more of such Immaterial Subsidiaries selected in descending order based on their respective contributions to the Total Assets of the Company and its Restricted Subsidiaries shall cease to be considered to be Immaterial Subsidiaries until such excess is eliminated) and any such Subsidiary (if not otherwise an Excluded Subsidiary) shall be required to comply with Section 10.01(b)  within the time periods set forth therein; and provided further that the Company may designate and re-designate a Restricted Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition. For purposes of this definition, Total Assets shall be calculated eliminating all intercompany items.

“Initial ABL Credit Agreement” means that certain Amended and Restated ABL Credit Agreement, dated as of October 5, 2020, by and among, inter alios, HoldCo, the Company, the lenders from time to time party thereto and Truist Bank, as administrative agent for the lenders thereunder, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, supplemented, waived, renewed or otherwise modified or replaced from time to time, and/or any other or additional credit facility or facilities or notes or other Indebtedness constituting a Replacement ABL Credit Agreement, from time to time.

“Insolvency or Liquidation Proceeding” means:

(1)           any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Issuer or Guarantor;

(2)           any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Issuer or Guarantor or with respect to a material portion of their respective assets;

(3)           any liquidation, dissolution, reorganization or winding up of any Issuer or Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4)           any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Issuer or Guarantor.

“Guarantee” means any guarantee of the obligations of the Issuers under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.

“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” (including, with correlative meaning, the term “Incurrence”) means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Equity Interests of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person, without duplication: (1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), with the amount of letters of credit and bankers’ acceptances being the amount equal to the amount available to be drawn, (c) representing the deferred and unpaid purchase price of any property (except trade payables and similar obligations) which purchase price is due more than one year after the later of the date of placing the property in service or taking delivery and title thereto, or (d) in respect of Finance Lease Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and (3) to the extent not otherwise included, the principal component of Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; provided that obligations under or in respect of Receivables Financings, Hedging Obligations or any lease related to Real Property among the Company, any Restricted Subsidiary or any Person that is, directly or indirectly, controlled (as measured by total voting power) by a Parent Guarantor or the Company (or, in each case, any successor thereof), in each case, shall be deemed not to constitute Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing.

“Initial Public Offering” means an Equity Offering of common stock or other common equity interests of the Company or any Parent Entity (the “IPO Entity”) following which there is a public market and, as a result of which, the shares of common stock or other common equity interests of the IPO Entity in such offering are listed on an internationally recognized exchange or traded on an internationally recognized market.

“Initial Purchasers” means BofA Securities, Inc., Deutsche Bank Securities Inc. and Truist Securities, Inc.

“Insolvency or Liquidation Proceeding” means:

(1)           any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Issuer or Guarantor;

(2)           any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Issuer or Guarantor or with respect to a material portion of their respective assets;

(3)           any liquidation, dissolution, reorganization or winding up of any Issuer or Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4)           any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Issuer or Guarantor.

“Interest Coverage Ratio” means, with respect to Company and its Restricted Subsidiaries for any period, the ratio of Consolidated EBITDA for such period to the Consolidated Interest Expense for such period.  In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Interest Coverage Ratio is made (the “Interest Coverage Ratio Calculation Date”), then the Interest Coverage Ratio shall be calculated on a pro forma basis giving effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation of Consolidated Interest Expense shall not give effect to any Indebtedness being incurred on such date (or expected to be incurred thereafter).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Interest Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated Consolidated Interest Expense and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness Incurred on such Calculation Date pursuant to Section 4.03(b) (other than pursuant to clause (xv) thereof). If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Interest Coverage Ratio shall be calculated on a pro forma basis giving effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Company.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Interest Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company may designate.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)           securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition,

(2)           securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or, if Moody’s or S&P ceases to rate the Securities for reasons outside of the Issuers’ control, an equivalent rating by any other “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act selected by the Company or any parent of the Company as a replacement agency for Moody’s or S&P, as the case may be,

(3)           investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)           corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and suppliers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the referent Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1)           “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)           the Company’s “Investment” in such Subsidiary at the time of such designation less

(b)           the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)           any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“IPO Market Capitalization” means an amount equal to (a) the total number of issued and outstanding shares of common stock or common equity interests of the IPO Entity at the time of closing of the Initial Public Offering multiplied by (b) the price per share at which such shares of common stock or common equity interests are sold in such Initial Public Offering.

“Issue Date” means October 9, 2020.

“Issuers” means the Persons named as the “Issuers” in the preamble to this Indenture, until a Successor Issuer or Companies, shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Issuers” shall mean such Successor Issuer(s).

“Joint Venture” means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other Equity Interests is owned, directly or indirectly, by the Company and/or one or more of its Subsidiaries.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (a) any acquisition or similar Investment, including by means of a merger, amalgamation or consolidation, by the Company or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or (b) repayment, repurchase, refinancing, prepayment, redemption, purchase, defeasement or other payment in respect of Indebtedness, in the case of this clause (b), with respect to which an irrevocable notice of repayment (or similar irrevocable notice) has been delivered.

“Market Capitalization” means an amount equal to (a) the total number of issued and outstanding shares of common stock or common equity interests of the IPO Entity on the date of the declaration of the relevant dividend, multiplied by (b) the arithmetic mean of the closing prices per share of such common stock or common equity interests for the 30 consecutive trading days immediately preceding the date of declaration of such dividend.

“Medicaid” means the health care financial assistance program under Title XIX of the Social Security Act, as amended, and all regulations promulgated thereunder.

“Medicare” means the health care financial assistance program under Title XVIII of the Social Security Act, as amended, and all regulations promulgated thereunder.

“Medicare/Medicaid Account Debtor” means any Person obligated on an Account with respect to medical goods or services provided to a beneficiary of Medicare, Medicaid or Tricare.

“Medicare/Medicaid Deposit Account” means a Deposit Account of the Company into which payments in respect of Accounts owing by a Medicare/Medicaid Account Debtor shall be deposited.

“Moody’s” means Moody’s Investors Services, Inc. or any successor to the rating agency business thereof.

“Mortgaged Properties” means (a) as of the Issue Date, the fee-owned real properties listed on the Perfection Certificate delivered on the date hereof, as to which the Notes Collateral Agent for the benefit of the Notes Secured Parties shall be granted a Lien in accordance with Section 10.01 which in the good faith estimate of the Borrower have a value (together with improvements, other than personal property, located thereon, in excess of $7.5 million, as to which the Notes Collateral Agent for the benefit of the Notes Secured Parties shall be granted a Lien in accordance with Section 10.01 pursuant to a mortgage, and (b) after the Issue Date, such other fee-owned real properties as to which the Notes Collateral Agent for the benefit of the Notes Secured Parties shall be granted a Lien after the Issue Date pursuant to Section 10.01.

“Net Cash Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be paid to the holder of a beneficial interest in such asset or applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Income” means, with respect to the Company and its Subsidiaries, the net income (loss) of the Company and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Non-recourse Indebtedness” means Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to a claim against the property which secures such Indebtedness.

“Notes Claimholders” means, at any relevant time, the holders of Notes Obligations at that time, including the noteholders, any hedge provider, bank product provider under any Notes Documents, any provider of bank product obligations pursuant to the Notes Document and the agents pursuant to the Notes Documents.

“Notes Collateral Agreement” means the Notes Collateral Agreement, dated as of the Issue Date, by and among the Grantors party thereto and the Notes Collateral Agent pursuant to the terms of this Indenture, as the same may be further amended, restated, supplemented or modified from time to time.

“Notes Collateral Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted securing any Notes Obligations or under which rights or remedies with respect to such Liens are governed (other than the ABL Intercreditor Agreement).

“Notes Common Collateral” means, at any time, Collateral in which the holders of two or more series of Notes Obligations (or their respective authorized representatives) hold, or purport to hold, a valid security interest at such time. If more than two series of Notes Obligations are outstanding at any time and the holders of less than all series of Notes Obligations hold, or purport to hold, a valid security interest in any Collateral at such time then such Collateral shall constitute Notes Common Collateral for those series of Notes Obligations that hold or purport to hold a valid security interest in such Collateral at such time and shall not constitute Notes Common Collateral for any series which does not hold or purport to hold a valid security interest in such Collateral at such time.

“Notes Controlling Secured Parties” means, with respect to any Notes Common Collateral, the Notes Secured Parties whose authorized representative is the Applicable Authorized Representative for such Notes Common Collateral.

“Notes Documents” means collectively, this Indenture, the Securities, the ABL Intercreditor Agreement, the Notes Collateral Documents, the Subordination Agreement, the Pari Passu Intercreditor Agreement (if any) and the documents governing the Securities and Pari Passu Indebtedness and the security documents related to the foregoing.

“Notes Obligations” means Obligations in respect of the Securities, this Indenture and the Guarantees.

“Notes Priority Collateral” means (a) all equipment, real estate, Fixtures, Intellectual Property, Capital Stock of the Company or any other Guarantor and (b) all other Common Collateral other than ABL Priority Collateral, and all collateral security and guarantees with respect to any Notes Priority Collateral and all cash, Money, Instruments, Securities, Financial Assets and Deposit Accounts directly received as proceeds of any Notes Priority Collateral.

“Notes Secured Parties” mean the Trustee, the Notes Collateral Agent, each Holder and each other holder of, or obligee in respect of, any Notes Obligations outstanding at such time.

“Obligations” mean any principal, interest, fees, expenses (including any interest, fees, expenses and other amounts accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees, expenses and other amounts are allowed or allowable claims under applicable state, federal or foreign law), penalties, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Securities shall not include fees or indemnifications in favor of third parties other than the Trustee, the Notes Collateral Agent and the Holders.

“Offering Memorandum” means the offering memorandum dated October 6, 2020 relating to the offering of the Original Securities.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or a word or words added before or after the title “Vice President”), the Treasurer, the Secretary or the Assistant Secretary of such Person, or any direct or indirect parent of such Person, as applicable, or other Person performing such functions, regardless of title or designated as an “Officer” by the Board of Directors for purposes of this Indenture.

“Officer’s Certificate” means a certificate signed on behalf of each Issuer by an Officer of each Issuer or any Parent Entity.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

“Parent Entity” means any direct or indirect parent of the Company.

“Pari Passu Indebtedness” means Indebtedness of an Issuer or a Guarantor that ranks equally in right of payment with the Securities or a Guarantee, as applicable.

“Payment Collateral” means all Accounts, Instruments, Chattel Paper, Letter-of-Credit Rights, Deposit Accounts, Securities Accounts, and Payment Intangibles, together with all Supporting Obligations, in each case composing a portion of the Common Collateral.

“Perfection Certificate” means the perfection certificate delivered to the Trustee on the Issue Date.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of assets used or useful in the business or Related Business Assets or a combination of assets used or useful in the business, Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.06.

“Permitted Holders” means (i) the Equity Investors and any other Funds or managed accounts advised or managed by any Equity Investors or any of an Equity Investor’s Affiliates, (ii) any Person that has no material assets other than the Capital Stock of the Company, a parent of the Company or Capital Stock of a Person engaged in a Similar Business and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Company, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any Permitted Holder specified in clause (i) above, holds more than 50% of the total voting power of the Voting Stock thereof, and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any Permitted Holder specified in clause (i) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Company (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than a Permitted Holder specified in clause (i) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any person or group, together with its Affiliates, whose acquisition of beneficial ownership constitutes (i) a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture or (ii) a Change of Control that is not a Change of Control Triggering Event, will thereafter constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)           any Investment in the Company (including the Securities) or any Restricted Subsidiary;

(2)           any Investment in cash or Cash Equivalents or Investment Grade Securities;

(3)           any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)           any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5)           any Investment (a) existing on the Issue Date, (b) made pursuant to binding commitments (whether or not subject to conditions) in effect on the Issue Date or (c) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (a) or (b), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended unless required by the terms of the Investment or otherwise permitted hereunder;

(6)           advances to future, current and former officers, directors, employees and consultants of the Company and its Restricted Subsidiaries, or any Parent Entity, not in excess of $25 million outstanding at any one time in the aggregate;

(7)           any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company or such other

Investment or accounts receivable, (b) in satisfaction of judgments against other Persons, or (c) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)           Hedging Obligations entered into (a) for the purpose of fixing, managing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (b) for the purpose of fixing, managing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) for the purpose of fixing, managing or hedging commodity price risk with respect to any commodity purchases;

(9)           any Investment by the Company or any of its Restricted Subsidiaries in a Similar Business (other than an Investment in an Unrestricted Subsidiary) or in joint ventures having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, not to exceed the greater of (a) $50 million and (b) 2.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)         additional Investments by the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed the greater of (a) $100 million and (b) 4.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(11)         (a) loans and advances to officers, directors and employees for business-related travel expenses, moving and relocation expenses and other similar expenses, in each case Incurred in the ordinary course of business, (b) extensions of credit to customers and suppliers consistent with past practice, (c) to the extent constituting an Investment, guarantees of operating leases or (d) Investments made with the assets comprising the wellness centers of the Company and its Subsidiaries;

(12)         Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock) or any Parent Entity, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.04(a)(iv)(3);

(13)         any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.07(b) (except transactions described in clauses (ii), (v) and (viii)(B) of such Section);

(14)         Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)         guarantees issued in accordance with Sections 4.03 and 4.11;

(16)         any Investment by Restricted Subsidiaries of the Company in other Restricted Subsidiaries of the Company and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries of the Company;

(17)         Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(18)         any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of cash, a Purchase Money Note, contribution of additional receivables or an equity interest;

(19)         Investments of a Restricted Subsidiary of the Company acquired after the Issue Date or of an entity merged into or consolidated with a Restricted Subsidiary of the Company in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(20)         Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary;

(21)         Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(22)         to the extent constituting an Investment, Permitted Liens or Permitted Debt;

(23)         Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;

(24)         Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(25)         contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company;

(26)         Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (26) that are at that time outstanding, not to exceed the greater of (a) $50 million and (b) 2.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that at the time of, and after giving effect to, such Investment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(27)         Investments (other than cash or Cash Equivalents) in a Person that is, directly or indirectly, controlled (as measured by total voting power) by a Parent Guarantor or the Company (or any successor thereof).

“Permitted Liens” means, with respect to any Person:

(1)           Liens existing on the Issue Date (other than pursuant to clause (19)(a) below);

(2)           Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with an Issuer or a Subsidiary (provided that such Liens are not incurred in connection with, or in contemplation of, such entity becoming a Subsidiary or such merger or consolidation and do not extend to or cover property of an Issuer or any Subsidiary other than property of the entity so acquired or which becomes a Subsidiary);

(3)           Liens (including purchase money Liens) existing at the time of acquisition thereof on property acquired after the date hereof or to secure Indebtedness Incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price of property acquired after the date hereof (provided that such Liens do not extend to or cover any property of the Company or any of its Restricted Subsidiaries other than the property so acquired);

(4)           Liens on any property acquired, developed, constructed or otherwise improved by the Company or any Subsidiary of the Company (including Liens on the Equity Interests of any Subsidiary of the Company and substantially all assets of such Subsidiary, in each case to the extent such property constitutes substantially all of the business of such Subsidiary) to secure or provide for the payment of any part of the purchase price of the property or the cost of the development, construction or improvement thereof (including architectural, engineering, financing, consultant, advisor and legal fees and preopening costs), or any Indebtedness incurred to provide funds for such purposes, or any Lien on any such property existing at the time of acquisition thereof;

(5)           Liens which secure Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Company or a Restricted Subsidiary of the Company permitted to be Incurred in accordance with Section 4.03;

(6)           Liens on the stock, partnership or other Equity Interest of an Issuer or a Restricted Subsidiary in any Joint Venture or any Subsidiary that owns an Equity Interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

(7)           Liens to government entities, including pollution control or industrial revenue bond financing;

(8)           Liens required by any contract or statute in order to permit the Company or a Subsidiary of the Company to perform any contract or subcontract made by it with or at the request of a governmental entity;

(9)           mechanic’s, materialman’s, carrier’s or other like Liens, arising in the ordinary course of business;

(10)         Liens for taxes or assessments and similar charges;

(11)         zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title;

(12)         Liens required by an escrow agreement in connection with the incurrence of Indebtedness;

(13)         pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(14)         Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15)         leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(16)         Liens securing cash management services (and other “bank products”) in the ordinary course of business;

(17)         Liens on equipment of the Company or any Subsidiary of the Company granted in the ordinary course of business to the Company’s or such Subsidiary’s client or supplier at which such equipment is located;

(18)         Liens securing Obligations in respect of Indebtedness permitted to be Incurred pursuant to clauses (v), (xiii), (xiv) (to the extent such Indebtedness being refunded or refinanced was secured by a Lien), (xix), (xxi), (xxiv), (xxv) or (xxvi)of Section 4.03(b);

(19)         (a) Liens securing Indebtedness incurred pursuant to Section 4.03(b)(i)(A) (and any cash management arrangements, Hedging Obligations and supply chain financing arrangements secured under the documentation governing such Indebtedness); provided that, to the extent incurred pursuant to the ABL Credit Agreement, any such Liens on any property of the Issuers or any Guarantor shall constitute ABL Secured Obligations and be subject to the ABL Intercreditor Agreement, or shall constitute junior Liens and (b) Liens on the Collateral securing Obligations in respect of any other Indebtedness permitted to be Incurred or issued under this Indenture if, as of the date such Indebtedness was Incurred or issued, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Consolidated First Lien Net Leverage Ratio would be no greater than 2.00 to 1.00; provided that if such Liens are secured by Notes Priority Collateral, such Liens on the Notes Priority Collateral must be secured on a pari passu basis to the Securities and the representative in respect of such obligations must enter into a Pari Passu Intercreditor Agreement (or a joinder thereto), in each case, plus in the case of any such Indebtedness that is amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed which is secured by a Lien permitted under this clause (19) or a portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such amendment, extension, renewal, restatement, refunding, replacement, refinancing, supplement, modification or change;

(20)         Liens securing the Securities and the Guarantees;

(21)         Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(22)         Liens on the Equity Interests of Unrestricted Subsidiaries;

(23)         Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(24)         (a) judgment and attachment Liens and Liens arising out of decrees, orders and awards, in each case, to the extent not giving rise to an Event of Default and (b) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property or assets subject to such notices and rights and for which adequate reserves have been made to the extent required by GAAP;

(25)         [reserved];

(26)         Liens not otherwise permitted by clauses (1) through (25) above securing Obligations outstanding not to exceed in the aggregate the greater of (a) $175 million and (b) 7.0% of Total Assets at the time of such Incurrence;

(27)         Liens (a) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (b) consisting of an agreement to sell any property in an asset sale permitted under this Indenture;

(28)         Liens securing Obligations in respect of any Indebtedness permitted to be Incurred pursuant to Section 4.03; provided that any Liens pursuant to this clause (28) must rank junior or subordinated to the Liens securing the Securities; provided, however, that (a) at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Secured Net Leverage Ratio would be no greater than 2.50 to 1.00 and (b) such Obligations shall be subject to a customary intercreditor agreement; and

(29)         any extension, renewal, replacement, restructuring, refinancing or other modification of any Indebtedness secured by a Lien permitted by any of the foregoing clauses (1) through (28).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Planned Dispositions” mean the planned sale of (a) 62 stores (comprised of 46 BI-LO stores and 16 Harveys stores) to Food Lion, LLC, (b) 23 stores (comprised of 22 BI-LO stores and one Harveys store) in South Carolina and Georgia to Alex Lee, Inc. and its affiliates, Floco Foods, Inc. and Lowes Foods, LLC and (c) 40 stores (comprised of 39 BI-LO stores and one Harveys store) in North Carolina, South Carolina and Georgia.

“Pledged Collateral” means the Common Collateral in the possession of the ABL Agent (or its agents or bailees) or a Notes Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the UCC or other applicable law.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Public Company Costs” means (a) costs, expenses and disbursements associated with, related to or incurred in anticipation of, or preparation for compliance with (i) the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, (ii) the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, and (iii) the rules of national securities exchange companies with listed equity or debt securities, (b) costs and expenses associated with investor relations, shareholder meetings and reports to shareholders or debtholders and listing fees, and (c) directors’ compensation, fees, indemnification, expense reimbursement (including legal and other professional fees, expenses and disbursements), and directors’ and officers’ insurance.

“Purchase Agreement” means the Purchase Agreement, dated October 6, 2020, by and among Southeastern Grocers, Inc., the Issuers, the Guarantors and BofA Securities, Inc., as representative of the Initial Purchasers.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified Real Estate Financing Facility” means (a) any credit facility made available to a Real Estate Subsidiary that is non-recourse to the Company or any of its Subsidiaries (other than Real Estate Subsidiaries party to such credit facility) and secured by the Real Property of Real Estate Subsidiaries (or secured by the Equity Interests of any Real Estate Subsidiary) and (b) any sale and leaseback of Real Property, as the same may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)           the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary,

(2)           all sales of accounts receivable and related assets to and by the Receivables Subsidiary are made at Fair Market Value, and

(3)           the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Subsidiaries (other than a Receivables Subsidiary) to secure the ABL Credit Agreement shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (a) each of Moody’s and S&P and (b) if Moody’s or S&P ceases to rate the Securities for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act selected by the Company or any parent of the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Ratings Decline Period” means the period that (a) begins on the occurrence of a Change of Control and (b) ends 60 days following consummation of such Change of Control.

“Ratings Event” means a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the rating of the Securities within the Ratings Decline Period by both Rating Agencies, as a result of which the rating of the Securities on any day during such Ratings Decline Period is below the rating by the applicable Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement); provided, however, that a Ratings Event otherwise arising by virtue of a particular reduction in rating by the applicable Rating Agency will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of “Change of Control Triggering Event”) if such Rating Agency making such reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or otherwise inform the trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event).

“Real Estate Subsidiary” means any Restricted Subsidiary of the Company that (a) does not engage in any business other than owning or leasing real property or (b) owning directly or indirectly the Equity Interests of its Restricted Subsidiaries described in clause (a) or a holding company of any such Subsidiary.

“Real Property” means all now owned and hereafter acquired real property, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to a Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations pursuant to a Swap Contract entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Subsidiary of the Company (or other Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company or any of its Subsidiaries in which the Company or such Subsidiary makes an Investment and to which the Company or such Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the Receivables Financing, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(1)           no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any of its Restricted Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Company or any of its Restricted Subsidiaries (other than such Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset of the Company or any of its Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(2)           with which neither the Company nor any of its Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company or such Subsidiary, and

(3)           to which neither the Company nor any of its Restricted Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company or such other Person shall be evidenced to the Trustee by delivery to the Trustee of a certified copy of the resolution of the Board of Directors of the Company or such other Person giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Replacement ABL Credit Agreement” means a credit agreement that refinances the ABL Credit Agreement in whole and that is designated by the Company as the new ABL Credit Agreement pursuant to and in compliance with the ABL Intercreditor Agreement.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person.  Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company.

“S&P” means Standard & Poor’s Investors Ratings Service, and any successor thereto.

“Sale and Lease-Back Transaction” means any arrangement with a person (other than the Company or any of its Restricted Subsidiaries), or to which any such person is a party, providing for the leasing to the Company or any of its Restricted Subsidiaries of property which has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such person, or to any other person (other than the Company of any of its Restricted Subsidiaries) to which funds have been or are to be advanced by such person on the security of the leased property; provided that in connection with any Sale and Lease-Back Transaction, (a) the Company or any of its Restricted Subsidiaries has received cash proceeds in an amount equal to or greater than the Fair Market Value of such property and (b) on terms at least as favorable to the Company or such Subsidiary as could be obtained on an arm’s length basis from a non-Affiliate, as determined by the Board of Directors of the Company in good faith.

“SEC” means the Securities and Exchange Commission.

“Secured Parties” mean the collective reference to the ABL Secured Parties and the Notes Secured Parties.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” mean the Notes Collateral Agreement, the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement (if any), the Subordination Agreement, each joinder or amendment thereto, and all security agreements, pledge agreements, control agreements, collateral assignments, mortgages, deeds of trust, security deeds, deeds to secure debt, hypothecs, collateral agency agreements, debentures or other instruments, pledges, grants or transfers for security or agreements related thereto executed and delivered by the Company or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the UCC) in favor of the Notes Collateral Agent on behalf of the trustee and the Holders to secure the Securities and the Guarantees, in each case, as amended, modified, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and this Indenture, subject to the terms of the ABL Intercreditor Agreement, the Subordination Agreement and the Pari Passu Intercreditor Agreement (if any).

“Senior Collateral Documents” means collectively and individually, as the context requires, the ABL Collateral Documents and the Notes Collateral Documents.

“Senior Debt Documents” mean each of the ABL Credit Agreement, this Indenture, the ABL Loan Documents and the Notes Documents.

“Senior Priority Documents” mean, collectively and individually, as the context requires, any Senior Debt Document, any Senior Collateral Document, any other ancillary agreement executed and delivered by any Issuer or Guarantor as to which any Senior Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Issuer or Guarantor, and delivered to any Senior Secured Party in connection with any of the foregoing, in each case as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Senior Secured Party” means collectively and individually, as the context required, the ABL Secured Parties and the Notes Secured Parties.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect as of January 1, 2021 (or any successor provisions).

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental, ancillary or complementary thereto, or is a reasonable extension, development or expansion thereof.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company and its Restricted Subsidiaries which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable.

“Subordinated Indebtedness” means (a) with respect to an Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Securities, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

“Subordination Agreement” means the C&S Intercreditor and Subordination Agreement, dated as of the May 31, 2018, among the ABL Collateral Agent, C&S and other Persons from time to time party thereto, and acknowledged by the Company and the other parties thereto from time to time, and which shall also include any replacement intercreditor and subordination agreement entered into in accordance with the terms hereof.

“Subsidiary” of any specified Person, means any corporation, partnership or limited liability company of which at least a majority of the outstanding stock (or other Equity Interests) having by the terms thereof ordinary voting power for the election of directors (or the equivalent) of such Person (irrespective of whether or not at the time stock (or other Equity Interests) of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.

“Swap Contracts” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Test Period” means, for any date of determination, the latest four consecutive fiscal quarters of the Company for which financial statements are available.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended.

“Total Assets” means, at any date, the total assets of the Company and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Interest Coverage Ratio” and Section 4.15.

“Transactions” has the meaning set forth in the Offering Memorandum.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from such redemption date to October 15, 2023; provided, however, that if the period from such redemption date to October 15, 2023 is less than one year, the weekly average yield on actually traded Treasury Securities adjusted to a constant maturity of one year will be used.

“Treasury Securities” mean any obligations issued or guaranteed by the United States government or any agency thereof.

“Trust Officer” means any officer within the corporate trust office of the Trustee, with direct responsibility for performing the Trustee’s duties under this Indenture and also means, with respect to a particular corporate trust matter and this Indenture, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction.

“Unrestricted Subsidiary” means:

(1)                                 as of the Issue Date, Winn-Dixie Warehouse Leasing LLC;

(2)                                 any Subsidiary of the Company that at the time of determination shall be designated as an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(3)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company but excluding the Company and the Issuers) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)                                 (a) the Company could Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) or (b) the Interest Coverage Ratio for the Company and its Restricted Subsidiaries would not be less than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)                                 no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1)                                 direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” means, with respect to any Person as of any date, the Capital Stock of such Person that is at such date entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (b) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02                                      Other Definitions.

Term	Defined in Section
“Action”	10.02(d)
“Affiliate Transaction”	4.07(a)
“Agent Members”	Appendix A
“Asset Sale Offer”	4.06(b)
“Change of Control Offer”	4.08(b)
“Clearstream”	Appendix A
“covenant defeasance option”	8.04
“Covenant Suspension Event”	4.14(a)
“Custodian”	6.01
“Deemed Date”	4.03(e)
“Definitive Security”	Appendix A
“Depository”	Appendix A
“Discharged”	8.04
“Euroclear”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Global Securities”	Appendix A
“Global Securities Legend”	Appendix A
“Guaranteed Obligations”	11.01(a)
“IAI”	Appendix A
“legal defeasance option”	8.04
“Non-Guarantor Exception”	4.03(b)
“Notice of Default”	6.01(e)
“Offer Period”	4.06(d)
“Original Securities”	Recitals
“Pari Passu Intercreditor Agreement”	10.09
“Paying Agent”	2.04(a)
“Permitted Debt”	4.03(b)
“protected purchaser”	2.08
“QIB”	Appendix A
“Reference Indebtedness”	4.11
“Refinancing Indebtedness”	4.03(b)(xiv)
“Refunding Capital Stock”	4.04(b)(ii)(A)
“Registrar”	2.04(a)
“Regulation S”	Appendix A
“Regulation S Global Securities”	Appendix A

Term	Defined in Section
“Regulation S Securities”	Appendix A
“Restricted Payments”	4.04(a)
“Restricted Period”	Appendix A
“Restricted Securities Legend”	Appendix A
“Retired Capital Stock”	4.04(b)(ii)(A)
“Rule 501”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Global Securities”	Appendix A
“Rule 144A Securities”	Appendix A
“Securities”	Recitals
“Securities Custodian”	Appendix A
“Successor Issuer”	5.01(a)
“Tax Group”	4.04(b)(xix)
“Transfer Restricted Definitive Securities”	Appendix A
“Transfer Restricted Global Securities”	Appendix A
“Unrestricted Definitive Security”	Appendix A
“Unrestricted Global Security”	Appendix A

SECTION 1.03                                      TIA. This Indenture is not and will not be qualified under, incorporate provisions by reference to, or otherwise be subject to, the TIA. This Indenture does not, and will not be deemed to, contain any provision corresponding or similar to certain provisions of the TIA that would otherwise apply if this Indenture were so qualified.

SECTION 1.04                                      Rules of Construction.  Unless the context otherwise requires

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 “including” means including without limitation;

(e)                                  words in the singular include the plural and words in the plural include the singular;

(f)                                   unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g)                                  the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

(h)                                 the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(i)                                     unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(j)                                    “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(k)                                 for any periods or dates which the Company does not have historical financial statements available, it shall be entitled to use and rely on the financial statements of its predecessor or successor (as the case may be).

ARTICLE 2.

THE SECURITIES

SECTION 2.01                                      Amount of Securities; Issuable in Series.  The aggregate principal amount of Original Securities which may be authenticated and delivered under this Indenture on the Issue Date is $325,000,000.  The Securities may be issued in one or more series.  All Securities of any one series shall be substantially identical except as to denomination.

The Issuers may from time to time after the Issue Date issue Additional Securities under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Securities is at such time permitted by Section 4.03 and (ii) such Additional Securities are issued in compliance with the other applicable provisions of this Indenture.  With respect to any Additional Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.08, 4.06(g), 4.08(c) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Company and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

(1)                                 whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

(2)                                 the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture;

(3)                                 the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; and

(4)                                 if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof.

If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

SECTION 2.02                                      Form and Dating.  Provisions relating to the Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture.  The Securities and the Trustee’s certificate of authentication, and any Additional Securities and the Trustee’s certificate of authentication, shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which any Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers).  Each Security shall be dated the date of its authentication.  The Securities shall be issuable only in registered form without interest coupons and only in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

SECTION 2.03                                      Execution and Authentication.  The Trustee shall authenticate and make available for delivery upon a written order of the Issuers signed by one Officer of each Issuer (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $325,000,000 and (b) subject to the terms of this Indenture, Additional Securities in an aggregate principal amount to be determined at the time of issuance and specified therein.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.  Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Securities after the Issue Date shall be in a principal amount of at least $2,000 and any integral multiples of $1,000 in excess thereof, whether such Additional Securities are of the same or a different series than the Original Securities.

One Officer of each Issuer shall sign the Securities for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuers to authenticate the Securities.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04                                      Registrar and Paying Agent.

(a)                                 The Issuers shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency in the United States where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Issuers may have one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrars.  The term “Paying Agent” includes the Paying Agent and any additional paying agents.  The Issuers initially appoint the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities. The Trustee hereby accepts such appointments.

(b)                                 The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee in writing of the name and address of any such agent.  If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(c)                                  The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05                                      Paying Agent to Hold Money in Trust.  Prior to 12:00 noon, New York City time, on each Business Day prior to the due date of the principal of and interest on any Security, the Issuers shall deposit with each Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due.  The Issuers shall require each Paying Agent (other than the Trustee acting in such capacity) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee in writing of any default by the Issuers in making any such payment.  If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  During the continuance of a Default under this Indenture, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  Upon any bankruptcy or reorganization proceedings relating to either of the Issuers, the Trustee will serve as Paying Agent.  Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06                                      Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07                                      Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with Appendix A. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met.  When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.  To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request.  The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07.  The Issuers shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days before a selection of Securities to be redeemed.

Prior to the due presentation for registration of transfer of any Security, the Issuers, the Guarantors, the Trustee, each Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, any Guarantor, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08                                      Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the UCC are met, such that the Holder (a) satisfies the Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee or (ii) the Issuers, to protect the Issuers, the Trustee, a Paying Agent and the Registrar, from any loss that any of them may suffer if a Security is replaced.  The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security (including, without limitation, attorneys’ fees and disbursements in replacing such Security).  In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuers in their discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuers.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09                                      Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding.  Subject to Section 12.06, a Security does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Security.

If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser.  A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10                                      Temporary Securities.  In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.  Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.11                                      Cancellation.  The Issuers at any time may deliver Securities to the Trustee for cancellation.  The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures or deliver copies of canceled Securities to the Issuers pursuant to written direction by an Officer of each Issuer.  The Issuers may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancellation.  The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12                                      Defaulted Interest.  If the Issuers default in a payment of interest on the Securities, the Issuers shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful), in any lawful manner.  The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date.  The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13                                      CUSIP Numbers, ISINs, etc.  The Issuers in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers shall advise the Trustee in writing of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14                                      Calculation of Specified Percentage of Securities.  With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with Section 2.09 and Section 12.06 of this Indenture.  Any such calculation made pursuant to this Section 2.14 shall be made by the Issuers and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3.

REDEMPTION

SECTION 3.01                                      Redemption.

(a)                                 The Securities may be redeemed at the Issuers’ option, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Securities set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to (but not including) the redemption date.

(b)                                 The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the Securities.

SECTION 3.02                                      Applicability of Article.  Redemption of Securities at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture or the Securities, shall be made in accordance with such provision and this Article 3.

SECTION 3.03                                      Notices to Trustee.  If the Issuers elect to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the applicable Security, they shall notify the Trustee in writing of (i) the Section of this Indenture and the Security pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price.  The Issuers shall give notice to the Trustee provided for in this paragraph at least 5 days prior to the date of the notice of redemption pursuant to Section 3.05, unless a shorter period is acceptable to the Trustee.  Such notice shall be accompanied by an Officer’s Certificate from the Issuers to the effect that such redemption will comply with the conditions herein.  If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuers and given in writing to the Trustee.  Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.04                                      Selection of Securities to Be Redeemed.  In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed (if such listing is known to the Trustee), or if such Securities are not so listed, by lot or by such other method as the Trustee shall deem fair and appropriate (including by way of lot or pro-rata and otherwise in accordance with and in such manner as complies with applicable requirements of the Depository); provided, that the Trustee shall not select Securities for redemption which would result in a Holder of Securities with a principal amount of Securities less than the minimum denomination.  The Trustee shall make the selection from outstanding

Securities not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000.  Securities and portions of them the Trustee selects shall be in amounts of $2,000 or a whole multiple of $1,000 in excess thereof.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Issuers promptly (and in any event, within 5 Business Days following receipt of the notice described in Section 3.03) of the Securities or portions of Securities to be redeemed.

The Trustee will not be liable for any selections made in accordance with this Section 3.04.

SECTION 3.05                                      Notice of Optional Redemption.

(a)                                 At least 10 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the applicable Security, the Issuers shall deliver a notice of redemption to Holders in accordance with the procedures of the Depository (and if the Securities are in certificated form, mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed to such Holder’s registered address), except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article 8 hereof.

(b)                                 Any such notice shall identify the Securities to be redeemed and shall state:

(i)                                     the redemption date;

(ii)                                  the redemption price and the amount of accrued interest to the redemption date;

(iii)                               the name and address of a Paying Agent;

(iv)                              that Securities called for redemption must be surrendered to a Paying Agent to collect the redemption price, plus accrued interest;

(v)                                 if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vi)                              that, unless the Issuers default in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)                           the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed; and

(viii)                        that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities.

In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated redemption date, or by the redemption date as so delayed.

(c)                                  At the Issuers’ request, the Trustee or the Paying Agent shall give the notice of redemption specified in this Section 3.05 in the Issuers’ names and at the Issuers’ expense; provided, however, that the Issuers have delivered to the Trustee or the Paying Agent (as applicable), at least 5 days (unless a shorter period is acceptable to the Trustee or the Paying Agent (as applicable)) prior to the date of the notice of redemption, an Officer’s Certificate requesting that the Trustee or the Paying Agent give such notice.  In such event, the Issuers shall provide the Trustee or the Paying Agent in writing with the information required by this Section 3.05.

SECTION 3.06                                      Effect of Notice of Redemption.  Once notice of redemption is delivered in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice (except to the extent such redemption is conditional as set forth in Section 3.05).  Upon surrender to any Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date.

In connection with any redemption of Securities, any such redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to equity issuances, debt issuances, other offering or other corporate transactions or events and may provide for extensions of the redemption date at the option of the Issuers.

In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice.

SECTION 3.07                                      Deposit of Redemption Price.  Prior to 12:00 noon, New York City time, on the Business Day prior to the redemption date, the Issuers shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuers to the Trustee for cancellation.  On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless a Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.08                                      Securities Redeemed in Part.  If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers’ expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4.

COVENANTS

SECTION 4.01                                      Payment of Securities.  The Issuers shall promptly pay the principal of and interest, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if by the applicable time on such date the Trustee or any Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or any Paying Agent, as the case may be, are not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and they shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

SECTION 4.02                                      Reports.

So long as any Securities are outstanding:

(i)                                     the Company shall provide the Trustee and Holders of Securities with annual consolidated financial statements for each fiscal year audited by an internationally recognized firm of independent public accountants within 120 days after the end of the Company’s fiscal year and unaudited quarterly financial statements (including a balance sheet, statement of operations and statement of cash flows for the fiscal quarter and year-to-date period then ended and the corresponding fiscal quarter and year-to-date period from the prior year) within 60 days after the end of each of the first three fiscal quarters of each fiscal year.  Such annual and quarterly financial statements will (A) be prepared in accordance with GAAP (with the exception of the absence of year-end adjustments and footnotes in the case of quarterly financial statements) and (B) be accompanied by a “management discussion and analysis” of the results of operations of the Company and its Subsidiaries on a consolidated basis for the periods presented in a level of detail comparable (in the reasonable judgment of the Company) to the management discussion and analysis of the results of operations of Southeastern Grocers Inc. contained in the Offering Memorandum.  Unless otherwise publicly available, such financial statements and related discussion shall be made available to Holders of Securities and prospective investors in the Securities by posting on a website (which may be password-protected) accessible by all such persons, which shall announce when such items have been posted (it being understood that the Company may require a certification and customary non-disclosure agreement to access such site);

(ii)                                  the Company shall furnish to the Trustee and Holders of Securities all information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01, 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02 and 5.01 (but excluding, for the avoidance of doubt, financial statements and exhibits that would be required pursuant to Item 9.01 of Form 8-K, other than financial statements and pro forma financial information required pursuant to clauses (a) and (b) of Item 9.01 of Form 8-K (in each case relating to transactions required to be reported pursuant to Item 2.01 of Form 8-K) to the extent available (as determined by the Company in good faith, which determination shall be conclusive)) if the Company had been a reporting company under the Exchange Act; provided, however, that no such report will be required to be furnished if the Company determines in its good faith judgment (which determination shall be conclusive) that such event is not material to Holders of the Securities or the business, assets, operations, financial position or prospects of the Company and its Subsidiaries, taken as a whole, or if the Company determines in its good faith judgment (which determination shall be conclusive) that such disclosure would otherwise cause material competitive or other material harm to the business, assets, operations, financial position or prospects of the Company and its Subsidiaries, taken as a whole; provided that such non-disclosure shall be limited only to those specific provisions that would cause material competitive or other material harm and not the occurrence of the event itself; provided, further, that no such report will be required to include a summary of the terms of any employment or compensatory arrangement, agreement, plan or understanding between the Company (or any of its Subsidiaries) and any director, manager or executive officer, of the Company (or any of its Subsidiaries).  All information to be furnished pursuant to this clause (ii) shall be furnished within the time periods specified in the SEC’s rules and regulations for non-accelerated filer reporting companies under the Exchange Act.  Information to be furnished pursuant to this clause (ii) shall be made by posting on the website referred to in clause (i) above; and

Notwithstanding the foregoing, (A) the Company will not be required to furnish any information, certificates or reports required by (w) Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, (x) Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained herein, (y) Rule 3-09 of Regulation S-X or (z) Rule 3-05 of Regulation S-X, (B) such reports will not be required to contain the separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the Securities contemplated by Rule 3-10, Rule 3-16, Rule 13-01 or Rule 13-02 of Regulation S-X, and (C) such reports shall not be required to present compensation or beneficial ownership information.

If any Subsidiary of the Company has been designated as an Unrestricted Subsidiary (including, for the avoidance of doubt, any Unrestricted Subsidiary as of the Issue Date), and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, constitutes a Significant Subsidiary of the Company, then the quarterly and annual financial information required by clauses (i) and (ii) above shall include a reasonably detailed presentation (which may be consistent with the non-guarantor information provided in the Offering Memorandum), either on the face of the financial statements or in the footnotes to the financial statements or in “Management’s Discussion and Analysis of Results of Operations and Financial Condition” or comparable section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

So long as any Securities are outstanding, the Company shall also issue a notification (which can be a notification through the website described above or by email to registered Holders of Securities) upon the posting of the information required by clauses (i) and (ii) above.

The Company shall hold a conference call for the Holders of Securities to discuss such financial information described in clause (i) above no later than 10 Business Days after delivering the annual financial information and the quarterly financial information described in clause (i) above (it being understood that such conference call may be prior to the delivery of such financial information described above and may be the same conference call as with the Company’s equity or debt investors and analysts at the time of its earnings release).  The Company will issue a notification (which can be a notification through the website described above or by email to registered Holders of Securities) of any such conference call at least one Business Day in advance.

In addition, for so long as the Securities are not freely transferable under the Securities Act, the Issuers and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything to the contrary set forth above, if any Parent Entity has provided the reports described in the preceding paragraphs with respect to such Parent Entity, the Company shall be deemed to be in compliance with the provisions of this Section 4.02, provided that the same is accompanied by consolidating information that explains in reasonable detail any material differences between the information relating to the Company and the Parent Entity.

To the extent any such information, reports or other documents are filed electronically on the SEC’s Electronic Data Gathering and Retrieval System (or any successor system), such filing shall be deemed to (a) have satisfied the reporting requirements referred to above and (b) be delivered to the holders of the Securities and the Trustee.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

SECTION 4.03                                      Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)                                 (i) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Company shall not permit any of the Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Interest Coverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred

Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)                                 The limitations set forth in Section 4.03(a) shall not apply to (collectively, “Permitted Debt”):

(i)                                     the Incurrence by the Company or any Restricted Subsidiary of Indebtedness under any Credit Facility in an aggregate principal amount not to exceed the greater of (A) the greater of (x) $450 million and (y) the “Borrowing Base” (or similar term) as defined in the ABL Credit Agreement as in effect as of the date of this Indenture and (B) an additional amount, if after giving pro forma effect (including a pro forma application of the net proceeds therefrom) to such Incurrence (including any Indebtedness Incurred under clause (A)), the Consolidated First Lien Net Leverage Ratio would not exceed 2.00 to 1.00 (assuming, to the extent incurred pursuant to this clause (B), that all such Indebtedness is secured whether or not so secured);

(ii)                                  [reserved];

(iii)                               the Incurrence by the (A) Issuers of Indebtedness represented by the Securities issued on the Issue Date and (B) the Guarantors of Indebtedness represented by the Guarantees;

(iv)                              Indebtedness, Disqualified Stock and Preferred Stock existing on the Issue Date (other than Indebtedness described in clauses (i) and (iii) of this Section 4.03(b));

(v)                                 Indebtedness (including, without limitation, Finance Lease Obligations, and purchase money Indebtedness), Disqualified Stock and Preferred Stock Incurred by the Company or any of the Restricted Subsidiaries to finance the acquisition, purchase, lease, construction, design, installation or improvement of property (real or personal), equipment or other asset that is used or useful in a Similar Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and related taxes and transaction costs in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding that was Incurred pursuant to this clause (v), does not exceed the greater of (A) $100 million and (B) 4.5% of Total Assets at the time of Incurrence;

(vi)                              Indebtedness with respect to all obligations and liabilities, contingent or otherwise, in respect of letters of credit, acceptances and similar facilities incurred in the ordinary course of business, including, without limitation, letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(vii)                           Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, Incurred in connection with any acquisition or disposition of any business, assets or a subsidiary of the Company or assumed, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(viii)                        Indebtedness of the Company to a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an Incurrence of such Indebtedness;

(ix)                              shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(x)                                 Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(xi)                              obligations in respect of self-insurance and obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and similar instruments and performance and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary, in each case, incurred in the ordinary course of business;

(xii)                           Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary of the Company and Preferred Stock of any Restricted Subsidiary of the Company in an aggregate principal amount which, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii) (and any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any such obligations), does not exceed the greater of (A) $175 million and (B) 7.0% of Total Assets at the time of Incurrence; provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent the Company or any Restricted Subsidiary from refinancing, refunding, extending, renewing or replacing any obligations Incurred under this clause (whether or not such obligations could be newly Incurred under this clause on the date of such refinancing, refunding, extension, renewal or replacement), so long as the obligations resulting from such refinancing, refunding, extension, renewal or replacement do not exceed the sum of (x) the outstanding principal amount or, if greater, committed amount of such obligations at the time such obligations became Permitted Debt under this Indenture, plus accretion of original issue discount, and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued under this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which the Company or the Restricted Subsidiary, as the case may be, could have Incurred or issued such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.03(a) without reliance upon this clause (xii));

(xiii)                        any guarantee or co-issuance by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by the Company or such Restricted Subsidiary is not prohibited under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee or co-issuance of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities or the Guarantee of such Restricted Subsidiary, as applicable;

(xiv)                       the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Company which serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock Incurred as permitted under Section 4.03(a) and clauses (i), (iii), (iv), (v) and (xv) of this Section 4.03(b) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), defeasance costs, consent fees, prepayment penalties, accrued and unpaid interest, fees and expenses in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)                                 has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced, replaced, renewed, extended or defeased;

(2)                                 to the extent such Refinancing Indebtedness refinances Indebtedness junior in right of payment to the Securities or the Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness has a Stated Maturity which is no earlier than 91 days after the Stated Maturity of the Securities;

(3)                                 to the extent such Refinancing Indebtedness refinances (x) Indebtedness junior in right of payment to the Securities or the Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior in right of payment to the Securities or the Guarantee of such Restricted Subsidiary, as applicable, or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

(4)                                 is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premiums (including tender premiums), defeasance costs, consent fees, prepayment penalties, accrued and unpaid interest, fees and expenses Incurred in connection with such refinancing; and

(5)                                 shall not include (x) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of an Issuer or a Guarantor, or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

(xv)                          Indebtedness, Disqualified Stock or Preferred Stock of (i) the Company or any Restricted Subsidiary incurred or issued to finance an acquisition and (ii) Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that after giving effect to such acquisition and related transactions and the Incurrence of such Indebtedness either:

(1)                                 the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test pursuant to Section 4.03(a); or

(2)                                 the Interest Coverage Ratio would not be less than immediately prior to such acquisition;

(xvi)                       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within ten Business Days of its Incurrence;

(xvii)                    Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(xviii)                 Contribution Indebtedness;

(xix)                       Hedging Obligations not for purposes of speculation;

(xx)                          Indebtedness of the Company or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxi)                       Indebtedness of the Company or any Restricted Subsidiary Incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers;

(xxii)                    to the extent constituting Indebtedness, obligations in respect of (A) customer deposits and advance payments received in the ordinary course of business, (B) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business and (C) any customary cash management, cash pooling or netting or setting off arrangements or automatic clearinghouse arrangements in the ordinary course of business;

(xxiii)                 Indebtedness to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company or any Parent Entity permitted by this Indenture;

(xxiv)                Indebtedness in connection with a Qualified Receivables Financing;

(xxv)                   Indebtedness in connection with a Qualified Real Estate Financing Facility; and

(xxvi)                Indebtedness incurred by the Company or any Restricted Subsidiary; provided that (A) the net proceeds of such Indebtedness will be used to prepay other outstanding Indebtedness of the Company or any Restricted Subsidiary and (B) such Indebtedness is thereafter promptly assumed, retired or otherwise repaid by a Person (other than the Company or any Restricted Subsidiary) and upon such assumption, retirement or other repayment, such Indebtedness is non-recourse to the Company or any Restricted Subsidiary.

Notwithstanding the foregoing, Restricted Subsidiaries that are not Guarantors may not Incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock pursuant to the Section 4.03(a) or Section 4.03(b)(i)(B) if, after giving pro forma effect to such Incurrence or issuance (including pro forma application of the net proceeds therefrom), the aggregate principal amount of Indebtedness or Disqualified Stock or Preferred Stock then outstanding of Restricted Subsidiaries that are not Guarantors pursuant to Section 4.03(a) and Section 4.03(b)(i)(B) (excluding intercompany Preferred Stock issued between or among the Company and the Restricted Subsidiaries) exceeds the greater of $100 million and 4.5% of Total Assets (the “Non-Guarantor Exception”).

(c)                                  For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred pursuant to Section 4.03(a), the Issuers shall, in their sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock in any manner that complies with this Section 4.03 and such item of Indebtedness, Disqualified Stock or Preferred Stock shall be treated as having been Incurred pursuant to only one of the clauses in Section 4.03(b) or pursuant to Section 4.03(a), but may be Incurred partially under one clause and partially under one or more other clauses; provided that all Indebtedness under the ABL Credit Agreement which is in existence or committed to on the Issue Date shall be deemed to have been incurred on the Issue Date pursuant to clause (A) of Section 4.03(b)(i), and the Issuers shall not be permitted to reclassify all or any portion of such Indebtedness.  Accrual of interest, the accretion of accreted value, the amortization or accretion of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03 or Section 4.12. Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or similar instruments relating to, or Liens securing, Indebtedness which are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03. Indebtedness that is cash collateralized shall not be deemed to be Indebtedness hereunder to the extent of such cash collateralization. The principal amount of any Disqualified Stock or Preferred Stock will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof.

(d)                                 For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(e)                                  The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)                              the Fair Market Value of such assets at the date of determination; and

(B)                               the amount of the Indebtedness of the other Person.

(f)                                   In connection with the incurrence of (i) revolving loan Indebtedness under this Section 4.03 or (ii) any commitment relating to the incurrence of Indebtedness under this Section 4.03 and (in respect of both clauses (i) and (ii)) the granting of any Lien to secure any such Indebtedness, the Company or the applicable Restricted Subsidiary may designate, such incurrence and the granting of any such Lien as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual incurrence or granting of any such Lien therefor will be deemed for all purposes under this Indenture to have been incurred or granted on such Deemed Date, including, without limitation, for purposes of calculating the Interest Coverage Ratio and usage of any other baskets or ratios under this Indenture (as applicable).

SECTION 4.04                                      Limitation on Restricted Payments.

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)                                     declare or pay any dividend or make any distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving the Company (other than (A) dividends, payments or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests; or (B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Restricted Subsidiary of the Company that is a Wholly Owned Subsidiary of the Company, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)                                  purchase or otherwise acquire or retire for value any Equity Interests of the Company or any Parent Entity held by any Person other than the Company or a Restricted Subsidiary;

(iii)                               make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (viii) and (x) of Section 4.03(b)); or

(iv)                              make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)                                 no Event of Default shall have occurred and be continuing or would occur as an immediate consequence thereof;

(2)                                 immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a); and

(3)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date and not returned or rescinded (including Restricted Payments permitted by clauses (i), (xi) and (xx) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the sum of, without duplication,

(A)                              50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on July 9, 2020 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B)                               100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash, received by the Company after the Issue Date from the issue or sale of Equity Interests of the Company or any Parent Entity (excluding (without duplication) Refunding Capital Stock, Designated Preferred Stock, Cash Contribution Amount, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries to the extent funded by the Company or any of its Restricted Subsidiaries), plus

(C)                               100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount), plus

(D)                               the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of the Company or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Company or any Parent Entity (other than Disqualified Stock), plus the amount of any cash and the Fair Market Value of any property received by the Company or such Restricted Subsidiary in connection with such exchange, plus

(E)                                100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Company or any Restricted Subsidiary from:

(I)                                   the sale or other disposition (other than to the Company or a Restricted Subsidiary of the Company) of Restricted Investments or Permitted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments or Permitted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to Section 4.04(b)(ix) or clause (26) of the definition of “Permitted Investments”),

(II)                              the sale or disposition (other than to the Company or a Restricted Subsidiary of the Company) of the Capital Stock of an Unrestricted Subsidiary, or

(III)                         a distribution or dividend from an Unrestricted Subsidiary, plus

(F)                                 in the event any Unrestricted Subsidiary of the Company has been redesignated as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, in each case after the Issue Date, the Fair Market Value of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the Investment in the Unrestricted Subsidiary was made pursuant to Section 4.04(b)(ix) or clause (26) of the definition of “Permitted Investments”); plus

(G)                               $25 million.

(b)                                 The provisions of Section 4.04(a) shall not prohibit:

(i)                                     the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration such payment or the giving of such notice would have complied with the provisions of this Indenture (assuming, in the case of a redemption payment, the giving of such notice would have been deemed a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(ii)                                  (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Company or any Parent Entity or Subordinated Indebtedness of any Issuer or any Guarantor in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of fractional shares), or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company or any Parent Entity or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Restricted Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Restricted Subsidiaries to the extent funded by the Company and its Restricted Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

(iii)                               the redemption, defeasance, repurchase or other acquisition or retirement of (A) Subordinated Indebtedness of an Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of an Issuer or any Guarantor or (B) Disqualified Stock of an Issuer or any Guarantor made in exchange for, or out of the proceeds of a substantially concurrent sale of, Disqualified Stock of an Issuer or any Guarantor, in either case which constitutes Refinancing Indebtedness under Section 4.03(b)(xiv);

(iv)                              the repurchase, retirement or other acquisition (or dividends to any Parent Entity to finance any such repurchase, retirement or other acquisition) or retirement for value of Equity Interests of the Company or any Parent Entity held by any future, present or former employee, director or consultant of the Company or any Parent Entity or any Subsidiary of the Company (or the relevant Person’s estate or beneficiary of such Person’s estate) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed (A) $35 million or (B) following an Initial Public Offering, $50 million, in any calendar year (with unused amounts in any calendar year being permitted to be carried over for three succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A)                              the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company or any Parent Entity (to the extent contributed to the Company) to employees, members of management, directors or consultants of the Company and its Restricted Subsidiaries or any Parent Entity that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under Section 4.04(a)(3)); plus

(B)                               the cash proceeds of key man life insurance policies received by the Company or any Parent Entity (to the extent contributed to the Company) and its Restricted Subsidiaries after the Issue Date;

(provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year; and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management, directors, employees or consultants of the Company, or any Parent Entity or Restricted Subsidiaries in connection with a repurchase of Equity Interests pursuant to this clause (iv) of the Company or any Parent Entity will not be deemed to constitute a Restricted Payment);

(v)                                 (A) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or Disqualified Stock or Preferred Stock of any of its Restricted Subsidiaries and (B) the payment of any redemption price or liquidation value of any such Disqualified Stock or Preferred Stock when due in accordance with its terms, in each case, Incurred in accordance with Section 4.03;

(vi)                              the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to any Parent Entity of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any Parent Entity of the Company issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had an Interest Coverage Ratio of at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(vii)                           (A) the payment of dividends on the Company’s common stock (or the payment of dividends to any Parent Entity to fund the payment by any Parent Entity of dividends on such entity’s common stock) in any fiscal year of up to the greater of (x) 6.0% of the net proceeds received by the Company after the Issue Date from any public offering of common stock or contributed to the Company by any Parent Entity from any public offering of common stock and (y) following an Initial Public Offering, the greater of (i) 6.0% of the IPO Market Capitalization and (ii) 6.0% of the Market Capitalization or (B) in lieu of all or a portion of dividends permitted by clause (A) above, repurchases of Equity Interests of the Company or any Parent Entity for aggregate consideration that, when taken together with dividends permitted under clause (A), does not exceed the amount contemplated by clause (A);

(viii)                        Restricted Payments that are made with Excluded Contributions;

(ix)                              other Restricted Payments in an aggregate amount not to exceed the greater of (A) $75 million and (B) 3.0% of Total Assets at the time of such Restricted Payment;

(x)                                 the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries;

(xi)                              the payment of dividends, other distributions or other amounts by the Company to, or the making of loans to, any Parent Entity, in the amount required for such parent to, if applicable:

(1)                                 pay amounts equal to the amounts required for such Parent Entity to pay fees, taxes and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits (including indemnification, insurance and insurance premiums) payable to officers and employees of such Parent Entity, if applicable, and general corporate overhead expenses of such Parent Entity, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Company, if applicable, and its Restricted Subsidiaries;

(2)                                 pay, if applicable, amounts equal to amounts required for such Parent Entity, if applicable, to pay interest and/or principal on Indebtedness;

(3)                                 pay customary and reasonable costs and expenses of financings, acquisitions or offerings of securities of such Parent Entity that are not consummated;

(4)                                 pay costs (including all professional fees and expenses) incurred by such Parent Entity in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary; and

(5)                                 expenses Incurred by such Parent Entity in connection with any public offering or other sale of Capital Stock or Indebtedness:

(A)                              where the net proceeds of such offering or sale are intended to be received by or contributed to the Company or a Restricted Subsidiary,

(B)                               in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or

(C)                               otherwise on an interim basis prior to completion of such offering so long as such Parent Entity shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed;

(xii)                           the payment of cash dividends or other distributions on the Company’s Capital Stock used to (or the making of loans to any Parent Entity to) fund the payment of fees and expenses owed by the Company (or any Parent Entity, as the case may be, or Restricted Subsidiaries of the Company) to Affiliates, in each case to the extent permitted by Section 4.07;

(xiii)                        repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or other rights if such Equity Interests represent a portion of the exercise price of such options or warrants and payments in cash in lieu of the issuance of fractional shares;

(xiv)                       purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xv)                          the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Company and its Restricted Subsidiaries pursuant to provisions similar to those described under Section 4.06 and Section 4.08; provided that, prior to or concurrently with such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Issuers (or a third party to the extent permitted by this Indenture) have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Securities as a result of such Change of Control Triggering Event or Asset Sale, as the case may be, and have repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer, as the case may be;

(xvi)                       [reserved];

(xvii)                    distributions required in connection with a Qualified Real Estate Financing Facility;

(xviii)                 distributions or payments of Receivables Fees, sales contributions and other transfers of and purchases of assets pursuant to repurchase obligations, in each case in connection with a Qualified Receivables Financing;

(xix)                       with respect to any taxable period for which the Company or any of its Subsidiaries is treated as a member, or as an entity disregarded as separate from a member, of a consolidated, combined or similar income tax group for U.S. federal, state, and/or local income tax purposes of which a Parent Entity is the common parent (a “Tax Group”), distributions to such Parent Entity to pay the consolidated, combined or similar federal, state and/or local income taxes of such Tax Group; provided that the amount of such payments made in respect of each such taxable period in the aggregate shall not exceed the amount that the Company and/or its applicable Subsidiaries would have been required to pay in respect of such taxes for such taxable period if the Company and/or its applicable Subsidiaries had been a stand-alone corporate taxpayer or a stand-alone Tax Group for all taxable periods ending after the Issue Date; provided, further, that the portion of the permitted payment pursuant to this clause (xix) with respect to the income of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid by such Unrestricted Subsidiary to the Company or the Guarantors for the purposes of paying such consolidated, combined or similar taxes; and

(xx)                          other Restricted Payments as long as, at the time of the making thereof and after giving pro forma effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payments), the Consolidated Net Leverage Ratio would be less than 2.00 to 1.00;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi), (vii), (ix) and (xx) of this Section 4.04(b), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)                                  The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.”  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.”  Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

(d)                                 For purposes of this Section 4.04, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Issuers may classify such Investment or Restricted Payment in any manner that complies with this covenant and may later reclassify any such Investment or Restricted Payment so long as such Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

SECTION 4.05                                      [Reserved].

SECTION 4.06                                      Asset Sales.

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless:

(i)                                     the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration (including by way of relief or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined on the date the contractual obligation is entered into) of the assets sold or otherwise disposed of; and

(ii)                                  except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(1)                                 any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the Securities thereto) of the Company or any Restricted Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets;

(2)                                 any Securities or other obligations or other securities or assets received by the Company or such Restricted Subsidiary of the Company from such transferee that are converted by the Company or such Restricted Subsidiary of the Company into cash within 180 days of the receipt thereof (to the extent of the cash received); and

(3)                                 any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $50 million and (y) 2.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)shall each be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

(b)                                 Within 365 days after the Company’s or any Restricted Subsidiary of the Company’s receipt of the Net Cash Proceeds of any Asset Sale, the Company or such Restricted Subsidiary of the Company may apply the Net Cash Proceeds from such Asset Sale, at its option:

(i)                                     to repay Obligations under the Credit Facilities that are secured by a Lien (and in the case of revolving obligations, to correspondingly permanently reduce commitments with respect thereto);

(ii)                                  to repay either (A) Obligations under the Securities or (B) Obligations under any other Pari Passu Indebtedness (and in the case of revolving obligations, to correspondingly permanently reduce commitments with respect thereto); provided that in the case of any repayment pursuant to clause (B), the Company or such Restricted Subsidiary will reduce Obligations under the Securities on an equal or ratable basis with the Pari Passu Indebtedness repaid pursuant to clause (B) (x) on a pro rata basis as provided under Article 3 hereof, (y) through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (z) by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Securities at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Securities that would otherwise be prepaid (which offer shall be deemed to be an Asset Sale Offer for purposes hereof); and/or

(iii)                               to acquire Additional Assets;

provided that in the case of clause (iii) above, a binding commitment (whether or not subject to conditions) shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment and, in the event such binding commitment is later canceled or terminated for any reason before such Net Cash Proceeds are so applied, the Company or such Restricted Subsidiary enters into another binding commitment (whether or not subject to conditions) within six months of such cancellation or termination of the prior binding commitment.

(c)                                  Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary of the Company may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise use such Net Cash Proceeds for any purpose not prohibited by this Indenture.  Any Net Cash Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in Section 4.06(b) shall be deemed to constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds (i) $75 million, in the case of a single transaction or a series of related transactions, or (ii) $150 million aggregate amount in any fiscal year, the Issuers shall make an offer (an “Asset Sale Offer”) to all Holders of Securities and to all holders of any Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to Asset Sales, to purchase the maximum principal amount of such Securities and such Pari Passu Indebtedness, as appropriate, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or in the event such Pari Passu Indebtedness was issued with original issue discount, 100% of the principal amount thereof), plus accrued and unpaid interest, if any (or such lesser price, if any, as may be provided by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 4.06 and, in the case of Securities, is in a minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Issuers shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed (i) $75 million, in the case of a single transaction or a series of related transactions, or (ii) $150 million aggregate amount in any fiscal year by delivering the notice required pursuant to the terms of Section 4.06(g), with a copy to the Trustee.  If the aggregate principal amount of Securities or the other Pari Passu Indebtedness surrendered by such Holders and holders thereof exceeds the amount of Excess Proceeds, the Issuers shall select the Securities and such other Pari

Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of the Securities or such other Pari Passu Indebtedness tendered.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero, and in the case of an Asset Sale Offer being effected in advance of being required to do so by this Indenture, the amount of Net Cash Proceeds the Issuers are offering to apply in such Asset Sale Offer shall be excluded in subsequent calculations of Excess Proceeds.

(d)                                 The Issuers shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof. The Issuers may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(e)                                  Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company.  On such date, the Company shall also irrevocably deposit with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is acting as a Paying Agent, segregate and hold in trust) a sum sufficient to pay the purchase price for the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company pursuant to such Asset Sale Offer.  The Trustee (or a Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price for such Securities.  In the event that the Excess Proceeds delivered by the Company to the Paying Agent is greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess to the Company (per the payment instructions set out in a certificate from the Company) on the Business Day following the expiration of the Offer Period.

(f)                                   If at the end of the Offer Period more Securities are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such Securities for purchase shall be made by the Issuers in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not listed, by lot or such other method as the Issuers shall deem fair and appropriate (and in such manner as complies with applicable requirements of the Depository); provided that the Issuers shall not select Securities for purchase which would result in a Holder with a principal amount of Securities less than the minimum denomination to the extent practicable.

(g)                                  Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Securities (with a copy to the Trustee) at such Holder’s registered address (or otherwise in accordance with the Depository’s procedures).  If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased.

(h)                                 A new Security in principal amount equal to the unpurchased portion of any Security purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Security; provided that global Securities will be reduced in accordance with the applicable procedures of the Depository to reflect the unpurchased portion of any such Security.  On and after the purchase date, unless the Issuers default in payment of the purchase price, interest shall cease to accrue on Securities or portions thereof purchased.

SECTION 4.07                                      Transactions with Affiliates.

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, loan, advance or guarantee with any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of the greater of $25 million and 1.0% of Total Assets, unless:

(i)                                     such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable transaction at the time of such transaction (or if earlier, the date on which such transaction is contractually agreed) by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii)                                  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of the greater of $50 million and 2.0% of Total Assets, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company or any Parent Entity, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying to the Trustee that such Affiliate Transaction complies with clause (i) above (which resolution, if adopted by a majority of the Disinterested Directors shall be conclusive evidence of compliance with clause (i) above).

(b)                                 The provisions of Section 4.07(a) shall not apply to the following:

(i)                                     (A) transactions between or among the Company and/or any of the Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary as a result of the applicable transactions and (B) any merger of the Company and any direct parent of the Company; provided that such direct parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company (if applicable) and such merger is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii)                                  transactions in connection with (A) Restricted Payments permitted by Section 4.04 and (B) Permitted Investments;

(iii)                               the payment of reasonable and customary fees and compensation paid to, and indemnities, insurance arrangements, reimbursements, and employment and severance arrangements provided on behalf of, former, current or future, officers, directors, employees or consultants of the Company or any Restricted Subsidiary or any Parent Entity;

(iv)                              transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

(v)                                 payments or loans (or cancellation of loans) to employees or consultants in the ordinary course of business which are approved by a majority of the Board of Directors of the Company in good faith;

(vi)                              any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby;

(vii)                           the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Issue Date;

(viii)                        (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, and are on terms at least as favorable that could reasonably have been obtained at such time from an unaffiliated party (determined at the time such transaction is entered into, or, if earlier, the date such transaction is contractually agreed) or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(ix)                              any transaction effected as part of a Qualified Receivables Financing, including dispositions and repurchases of assets;

(x)                                 the issuance of Equity Interests (other than Disqualified Stock) of the Company and the granting of registration rights and other customary rights in connection therewith or any contribution to capital of the Company or any Restricted Subsidiary;

(xi)                              (A) the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, annual management, consulting, monitoring and advisory fees to the Equity Investors not to exceed the out-of-pocket reasonable expenses incurred by the Equity Investors or any of their Affiliates in connection with the performance of management, consulting, monitoring, advisory or other services with respect to the Company and its Restricted Subsidiaries and (B) the payment to the Equity Investors or an Affiliate of the Equity Investors for the reasonable out-of-pocket costs of actual and necessary reasonable out-of-pocket legal, accounting, insurance, marketing, financial and similar types of services paid for by the Equity Investors or such Affiliate on behalf of the Company or any Restricted Subsidiary of the Company;

(xii)                           payments by the Company or any of its Restricted Subsidiaries to the Equity Investors made for any financial advisory, financing, consulting, underwriting or placement services or in respect of other investment banking or advisory activities, including, without limitation, in connection with operations, management, acquisitions, divestitures or other financing arrangements, which payments are approved by a majority of the Board of Directors of the Company or any Parent Entity in good faith;

(xiii)                        any contribution to the capital of the Company;

(xiv)                       transactions permitted by, and complying with, the provisions of Section 5.01;

(xv)                          transactions between the Company or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Company or any Parent Entity; provided, however, that such director abstains from voting as a director of the Company or such Parent Entity, as the case may be, on any matter involving such other Person;

(xvi)                       pledges of Equity Interests of Unrestricted Subsidiaries;

(xvii)                    any employment agreements, pension plans or other employee benefit plans or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(xviii)                 the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company or any Parent Entity or of a Restricted Subsidiary of the Company, as appropriate, in good faith;

(xix)                       the entering into of any tax sharing agreement or arrangement with respect to payments described in Section 4.04(b)(xix);

(xx)                          transactions entered into in good faith which provide for shared employees, services and/or facilities arrangements and which provide cost savings and/or other operational efficiencies;

(xxi)                       [reserved];

(xxii)                    any Sale and Lease-Back Transaction;

(xxiii)                 any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates; and

(xxiv)                transactions contractually agreed to between an Unrestricted Subsidiary with an Affiliate prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary.

SECTION 4.08                                      Change of Control Triggering Event.

(a)                                 Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the Issuers to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control Triggering Event, the Issuers shall not be obligated to purchase any Securities pursuant to this Section 4.08 in the event that they have exercised their right to redeem such Securities in accordance with Article 3 of this Indenture.

(b)                                 Within 30 days following any Change of Control Triggering Event, except to the extent that the Issuers have exercised their right to redeem the Securities in accordance with Article 3 of this Indenture, the Issuers shall send a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(i)                                     that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Issuers to purchase all or a portion of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

(ii)                                  the circumstances and relevant facts and information regarding such Change of Control Triggering Event;

(iii)                               the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(iv)                              the instructions determined by the Issuers, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

(c)                                  On the purchase date, all Securities purchased by the Issuers under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuers shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(d)                                 Notwithstanding the foregoing provisions of this Section 4.08, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(e)                                  The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.08 by virtue thereof. The Issuers may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(f)                                   A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event (subject to any extensions to the extent set forth in the notice of such Change of Control Offer).

SECTION 4.09                                      Compliance Certificate.  Commencing with the Company’s 2020 fiscal year, the Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period.  If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto.

SECTION 4.10                                      [Reserved].

SECTION 4.11                                      Guarantees.

The Company shall cause each Restricted Subsidiary that is a wholly-owned Domestic Subsidiary other than SEG Finance (unless such Subsidiary is not required to guarantee the ABL Credit Agreement or is already a Guarantor) that:

(a)                                 guarantees any Indebtedness of the Company or any of its Restricted Subsidiaries; or

(b)                                 Incurs any Indebtedness or issues any shares of Disqualified Stock,

in each case, other than (i) Indebtedness Incurred pursuant to the Non-Guarantor Exception and (ii) any Permitted Debt referred to in Section 4.03(b), to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall guarantee payment of the Securities. The Indebtedness and Disqualified Stock referenced in clauses (a) and (b) of this Section 4.11 shall be referred to as “Reference Indebtedness.”

Each Guarantor’s Guarantee will be unconditionally and automatically released and discharged upon the release or discharge of the guarantee (other than as result of (i) payment thereon by such Guarantor following a default by the direct obligor on the Reference Indebtedness or (ii) the indefeasible repayment in full of such Reference Indebtedness) by such Guarantor of, or other obligations of such Guarantor with respect to, the Reference Indebtedness of the Company or any other Guarantor.

SECTION 4.12                                      Limitation on Liens.

(a)                                 Neither the Company nor any of its Restricted Subsidiaries may issue, assume or guarantee any Indebtedness secured by a Lien (other than a Permitted Lien) upon any asset or property of the Company or such Restricted Subsidiary or on any evidences of Indebtedness or shares of Capital Stock of, or other ownership interests in, any Restricted Subsidiary (regardless of whether the asset, property, Indebtedness, Capital Stock or ownership interests were acquired before or after the date hereof) without effectively providing that all of the Securities or Guarantees then outstanding, as the case may be, shall be secured equally and ratably with (or prior to) the Indebtedness so long as such Indebtedness shall be so secured.

This Section 4.12(a) will not require the Company or any Restricted Subsidiary to secure the Securities if the relevant Lien consists of a Permitted Lien.  Any Lien which is granted to secure the Securities or such Guarantee under this Section 4.12(a) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Securities or such Guarantee under this Section 4.12(a).

(b)                                 Notwithstanding the foregoing, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Restricted Subsidiary of the Company due to the fact that such Restricted Subsidiary’s Capital Stock secures the Securities, then the Capital Stock of such Restricted Subsidiary shall at such time automatically be deemed not to be part of the collateral that would secure the Securities pursuant to this covenant, but only to the extent necessary to not be subject to such requirement.

(c)                                  For purposes of this Section 4.12, if any Lien would be permitted pursuant to one or more of the exceptions contained in the definition of “Permitted Lien,” the Company may classify such Lien in any manner that complies with this covenant and may later reclassify any such Lien so long as such Lien (as so reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

SECTION 4.13                                      Maintenance of Office or Agency.

(a)                                 The Company shall maintain in the United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency (in each case, if not the office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 12.02; provided, however, no service of legal process may be made on the Issuers at an office of the Trustee.

(b)                                 The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Issuers hereby designate the corporate trust office of the Trustee or its agent, as such office or agency of the Issuers in accordance with Section 2.04.

SECTION 4.14                                      Applicability and Discharge of Covenants.

(a)                                 If on any date following the Issue Date (i) the Securities have Investment Grade Ratings from both Rating Agencies, and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries will not, until such time, if any, at which the Securities cease to have Investment Grade Ratings from both Rating Agencies (the “Reversion Date”) be subject to Section 4.03, Section 4.04, Section 4.06 and Section 4.07 and, in each case, any related Default or Event of Default in this Indenture.

(b)                                 The foregoing covenants and any related Defaults or Events of Default will again apply according to their terms from the first day on which a Covenant Suspension Event ceases to be in effect. Such covenants will not, however, be of any effect with regard to actions of the Company or any of its Restricted Subsidiaries properly taken during the continuance of the Covenant Suspension Event, and (i) Section 4.04 will be interpreted as if it has been in effect since the date of this Indenture other than during the period beginning with the Covenant Suspension Event and ending on the Reversion Date, (ii) any transactions prohibited by Section 4.07 entered into after such reinstatement pursuant to an agreement entered into during the continuance of the Covenant Suspension Event shall be deemed to be permitted pursuant to Section 4.07(b)(vi) and (iii) all Indebtedness Incurred during the continuance of the Covenant Suspension Event will be classified, at the Issuers’ option, as having been Incurred pursuant to Section 4.03(a) or one of the clauses set forth in Section 4.03(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness Incurred prior to the Covenant Suspension Event and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred under Section 4.03(a) or Section 4.03(b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(iv).

(c)                                  The Issuers shall provide written notice to the Trustee of the occurrence of any Covenant Suspension Event or Reversion Date, but no Default or Event of Default shall occur as a result of the failure to provide such notice.  The Trustee shall have no obligation to (i) independently determine or verify if such events have occurred or (ii) notify the Holders of the Securities of the occurrence of a Covenant Suspension Event or Reversion Date.

SECTION 4.15                                      Financial Calculations.

Notwithstanding anything in this Indenture or anything else to the contrary, when (i) calculating the Consolidated First Lien Net Leverage Ratio, the Consolidated Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Interest Coverage Ratio, as applicable, or the availability under any basket under this Indenture, (ii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action, or (iii) determining any other compliance with this Indenture, in each case in connection with a Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the date of determination of such ratio, basket, whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent, shall, at the option of the Company, be the date the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice or similar event) and such ratios, baskets, absence of defaults or events of default, satisfaction of conditions precedent and other provisions shall be calculated on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including acquisitions, Investments, the Incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the Incurrence of Liens and Restricted Payments) as if they occurred at the beginning of the four-quarter reference period, and, for the avoidance of doubt, (x) if any of such baskets or ratios, absence of Default or Event of Default, satisfaction of conditions precedent or other provisions are exceeded, breached or otherwise failed as a result of fluctuations in such basket or ratio (including due to fluctuations in Consolidated EBITDA, Consolidated Total Indebtedness, Consolidated Net Income or Total Assets of the Company or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Transaction, such baskets or ratios, absence of Default or Event of Default, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached or otherwise failed as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction and related transactions (including acquisitions, Investments, the Incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the Incurrence of Liens and Restricted Payments) are permitted under this Indenture and (y) such baskets or ratios, absence of Default or Event of Default, satisfaction of conditions and other provisions shall not be required to be tested at the time of consummation of such Limited Condition Transaction or related transactions; provided further, that if the Company if the Company elects to have such determinations occur at the time of entry into such definitive agreement (or, if applicable, the date of delivery of an irrevocable notice or similar event), any such transaction (including the related transactions to be entered into connection therewith) shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter (or, if applicable, the date of delivery of an irrevocable notice or similar event occurs) and for purposes of subsequently calculating any baskets, ratios or other provision under this Indenture after the date of such agreement (or, if applicable, the date of delivery of an irrevocable notice or similar event) and before the consummation of such Limited Condition Transaction and to the extent baskets were utilized in satisfying any covenants, such baskets shall be deemed utilized, but any calculation of Total Assets or Consolidated Net Income for purposes of other incurrences of Indebtedness or Liens or making of Restricted Payments (not related to such Limited Condition Transaction) shall not reflect such Limited Condition Transaction until it is closed or the date the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction.

ARTICLE 5.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 5.01                                      Company May Consolidate, Etc., Only on Certain Terms.

No Issuer shall (1) consolidate or merge with or into another Person or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(a)                                 either (i) an Issuer is the surviving Person, in the case of a merger or consolidation or (ii) the successor or transferee (the “Successor Issuer”) is a corporation, partnership or limited liability company organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Issuer shall expressly assume, by an indenture supplemental hereto or other agreement, executed and delivered to the Trustee, all of the obligations of such Issuer under the Securities and this Indenture; provided if the Successor Issuer is not a corporation, a co-obligor of the Securities shall be a corporation;

(b)                                 no Default or Event of Default exists immediately after such transaction; and

(c)                                  the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel conforming to the provisions of Section 12.04 hereof and each stating that such consolidation, merger, or transfer and such supplemental indenture comply with this Indenture, and an Opinion of Counsel to the effect that such supplemental indenture is a legal and binding agreement enforceable against the Successor Issuer, provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact.

SECTION 5.02                                      Successor Issuer Substituted.

The Successor Issuer shall succeed to, and be substituted for, and may exercise every right and power of, an Issuer under this Indenture, with the same effect as if the Successor Issuer had been an original party to this Indenture, and such Issuer shall be released from all its liabilities and obligations under the Notes Documents.

SECTION 5.03                                       Guarantors May Consolidate, Etc., Only on Certain Terms.

No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation or other Person, whether or not affiliated with such Guarantor unless:

(a)                                 subject to Section 11.08, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Guarantee and this Indenture pursuant to a supplemental indenture;

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default exists; and

(c)                                  the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel conforming to the provisions of Section 12.04 hereof and each stating that such consolidation, merger, or transfer and such supplemental indenture comply with this Indenture, and an Opinion of Counsel to the effect that such supplemental indenture is a legal and binding agreement enforceable against the Successor Issuer, provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact.

ARTICLE 6.

DEFAULTS AND REMEDIES

SECTION 6.01                                      Events of Default. “Event of Default” wherever used herein with respect to the Securities means any one of the following events:

(a)                                 default in the payment of any interest upon the Securities when it becomes due and payable, and continuance of such default for a period of 30 calendar days;

(b)                                 default in the payment of principal of (or premium, if any, on) the Securities at their Stated Maturity (upon acceleration, optional or mandatory redemption, upon declaration or otherwise);

(c)                                  the acceleration of the maturity of any Indebtedness of an Issuer or any Subsidiary Guarantor (other than Non-recourse Indebtedness), at any one time, in an amount in excess of $60 million; provided that in the event of any Event of Default specified in this clause (c), such Event of Default and all consequences thereof (excluding, however, any resulting payment default, other than as a result of the acceleration of the Securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 30 days after such Event of Default arose the Issuers deliver an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the Default that is the basis for such Event of Default has been cured;

(d)                                 failure by an Issuer or any Guarantor to pay final and non-appealable judgments aggregating in excess of $60 million or its foreign currency equivalent (net of any amounts which are covered by indemnities or insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days;

(e)                                  default in the performance, or breach, of any covenant or warranty of the Company or any of its Restricted Subsidiaries in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with), and continuance of such default or breach for a period of 60 calendar days (or, in the case of the failure to comply with Section 4.02, 90 days) after written notice to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 30% in principal amount of the then outstanding Securities, a written notice specifying such Default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder,

(f)                                   any Lien under the Security Documents in Collateral having a fair market value in excess of $35 million shall, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under this Indenture or the release of any such Lien in accordance with the terms of this Indenture, the ABL Intercreditor Agreement or the Security Documents or any such Lien created thereunder shall be declared invalid or unenforceable or any of the Issuers, the Guarantors or any of their Affiliates shall assert in writing that any such Lien is invalid or unenforceable (except to the extent that (i) any of the foregoing results from the failure of the Notes Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file UCC continuation statements, as applicable, or (ii) such loss is covered by a title insurance policy benefitting the Notes Collateral Agent or the trustee and the related insurer has not asserted in writing that such loss is not covered by such title insurance policy and has not denied coverage);

(g)                                  the Company or any Significant Subsidiary of the Company (including any Co-Issuer) pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case;

(ii)                                  consents to the entry of an order for relief against it in an involuntary case;

(iii)                               consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)                              makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; and

(h)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any Significant Subsidiary of the Company (including any Co-Issuer) in an involuntary case;

(ii)                                  appoints a Custodian of the Company or any Significant Subsidiary of the Company (including any Co-Issuer) or for any substantial part of its property; or

(iii)                               orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company (including any Co-Issuer);

or any similar relief is granted under any foreign laws and, in each such case, the order or decree remains unstayed and in effect for 90 days.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 6.02                                      Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to an Issuer) occurs and is continuing, the Trustee by written notice to the Issuers or the Holders of at least 30% in principal amount of then outstanding Securities by written notice to the Issuers and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the then outstanding Securities to be due and payable.  Upon such a declaration, such principal, premium and interest shall be due and payable immediately.  If an Event of Default specified in Section 6.01(g) or (h) with respect to an Issuer occurs, the principal of, premium, if any, and interest on all the then outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 6 provided, the Holders of a majority in aggregate principal amount of the then outstanding Securities, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if:

(1)                                 the Issuers have paid or deposited with the Trustee a sum sufficient to pay:

(A)                              all overdue interest on the Securities,

(B)                               the principal of and premium, if any, on the Securities which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in the Securities,

(C)                               to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in the Securities, and

(D)                               all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)                                 all Events of Default with respect to the Securities, other than the non-payment of the principal of and premium, if any, on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03                                      Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04                                      Waiver of Past Defaults.  The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) in the payment of the principal of or premium, if any, or interest on the Securities, or (b) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected, in which case each Holder so affected must waive such Default or Event of Default (but excluding, for the avoidance of doubt, a payment Event of Default occurring as a result of the acceleration of the Securities, which may be rescinded pursuant to Section 6.02).  When a Default or Event of Default is waived, such Default or Event of Default shall cease to exist, and any such Default or Event of Default shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05                                      Control by Majority.  The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

SECTION 6.06                                      Limitation on Suits.

(a)                                 No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder, unless:

(i)                                     the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii)                                  the Holders of at least 30% in principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii)                               such Holder or Holders offer to the Trustee security and/or indemnity satisfactory to it against any loss, liability or expense;

(iv)                              the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)                                 the Holders of a majority in principal amount of the Securities do not give the Trustee a written direction inconsistent with the request prior to the expiration of such 60-day period.

(b)                                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07                                      Right of the Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to institute suit for the enforcement of any such payment on or after such respective dates, shall be absolute and unconditional, and such right shall not be impaired or affected without the consent of such Holder.

SECTION 6.08                                      Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

SECTION 6.09                                      Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuers or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.  Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10                                      Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee, upon prior written notice to the Issuers and the Subsidiary Guarantors, may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall send to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11                                      Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by an Issuer, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

ARTICLE 7.

TRUSTEE

SECTION 7.01                                      Duties of Trustee.

(a)                                 If an Event of Default, of which a Trust Officer has actual notice, has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of fraud on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein) and shall be entitled to seek advice from legal counsel in relation thereto.

(c)                                  The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.03, Section 6.04 or Section 6.05; and

(iv)                              no provision of this Indenture or the other Notes Documents shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or the other Notes Documents or in the exercise of any of its rights or powers or to take or omit to take any action under this Indenture or under the other Notes Documents or take any action at the request or direction of Holders if it has grounds for believing that repayment of such funds is not assured to it or it does not receive indemnity and/or security satisfactory to it in its sole discretion against any loss, liability or expense which might be incurred by it in compliance with such request or direction nor shall the Trustee be required to do anything which is illegal or contrary to applicable laws. The Trustee will not be liable to the Holders if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(f)                                   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  Each Holder, by its acceptance of any Securities and the Guarantees, consents and agrees to the terms of the Notes Documents to which the Trustee may be a party (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or as may be amended from time to time in accordance with their terms and authorizes and directs the Trustee to enter into and perform its obligations and exercise its rights under the Notes Documents, in accordance therewith, to bind the Holders on the terms set forth in the Notes Documents and to execute any and all documents, amendments, waivers, consents, releases or other instruments authorized or required to be executed by it pursuant to the terms thereof.

SECTION 7.02                                      Rights of Trustee.

(a)                                 The Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate or independently verify any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)                                  The Trustee may retain professional advisers to assist it in performing its duties under this Indenture, or any other Notes Document. The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance on the advice or opinion of such counsel.

(f)                                   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested (and subject to clause (g) below) in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney, at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation.

(g)                                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(h)                                 The rights, privileges, protections, immunities, disclaimers and benefits given to the Trustee, including its right to be compensated and indemnified and/or secured to its satisfaction (including as set out in Section 7.07) are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, for the avoidance of doubt, as Notes Collateral Agent, Paying Agent and Registrar), and each agent, custodian and other Person employed to act hereunder and under the other Notes Documents.

(i)                                     Before the Trustee acts or refrains from acting hereunder, the Trustee, in its sole discretion, shall be entitled to seek instructions, direction and authorization from the Holders.

(j)                                    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)                                 The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(l)                                     The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

(m)                             The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuers or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(n)                                 The Trustee may reasonably request that the Issuers deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(o)                                 Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Issuers or any Guarantor, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party.  The Trustee shall not be responsible for any inaccuracy in the information obtained from the Issuers or any Guarantor or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

(p)                                 The Trustee shall be entitled to request and receive written instructions from the Issuer (prior to an Event of Default) or the Holders of a majority in principal amount of the then outstanding Securities (after an Event of Default) and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Trustee in accordance with the written direction of such Person(s).

(q)                                 In the event the Trustee receives inconsistent or conflicting requests and indemnity and/or security from two or more groups of Holders, each representing less than the majority in aggregate principal amount of the Securities then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken and shall be held harmless and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

(r)                                    The Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article 4.  The Trustee shall not have any obligation or duty to monitor the financial performance of the Issuers.  Furthermore, the Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Securities.

(s)                                   The Trustee may assume without inquiry in the absence of actual knowledge of a Trust Officer that the Issuers are duly complying with their obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Securities has occurred.

(t)                                    The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(u)                                 The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York.  Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any Person in that jurisdiction, the State of New York or if, in its opinion based upon such legal advice, it would not have the power to take such action in that jurisdiction by virtue of any applicable law in that jurisdiction, in the State of New York or if it is determined by any court or other competent authority in that jurisdiction, in the State of New York that it does not have such power.

(v)                                 No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(w)                               The rights, powers, duties and obligations and actions of each Paying Agent and Registrar under this Indenture are several and not joint or joint and several.

SECTION 7.03                                      Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent or Registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04                                      Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.  The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f) or (g) of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 12.02 from the Issuers, any Guarantor or any Holder.

SECTION 7.05                                      Notice of Defaults.  If a Default occurs and is continuing and if it is actually known to a Trust Officer, the Trustee shall send to each Holder notice of the Default within the later of 90 days after it occurs and 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee.  Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06                                      Appointment of Co-Trustee.

(a)                                 It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.06 are adopted to these ends.

(b)                                 In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co- trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c)                                  Should any instrument in writing from the Issuers be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuers; provided, however, that if an Event of Default shall have occurred and be continuing, if the Issuers do not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Issuers to execute any such instrument in the Issuers’ names and stead. In case any separate or co-trustee or a successor to either shall die, become incapable or acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d)                                 Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(ii)                                  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder nor for supervising them.

(e)                                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 7.

(f)                                   Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 7.07                                      Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation for its services as has been agreed between the Company and the Trustee.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly following receipt of written request therefor upon request for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the compensation and reasonable and documented out-of-pocket expenses, disbursements and advances of the Trustee’s agents, counsel (limited to one law firm and one local counsel), accountants and experts.  The Issuers and each Guarantor, jointly and severally, shall indemnify and hold harmless the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuers or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by any Issuer, any Guarantor, any Holder or any other Person).  The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve any Issuer or any Guarantor of its indemnity obligations hereunder.  The Issuers shall defend the claim and the indemnified party shall provide reasonable good faith cooperation at the Issuers’ reasonable expense in the defense.  The Trustee may have separate counsel and the Issuers and the Guarantors, as applicable, shall pay the fees and reasonable and documented out-of-pocket expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if they assume the Trustee’s defense and, in the reasonable judgment of outside counsel to the Trustee, there is no actual or potential legal conflict of interest between the Issuers and the Guarantors, on the one hand, and the Trustee on the other hand, in connection with such defense.  Neither the Issuers nor the Guarantors shall be required to reimburse any expense or indemnify against any loss, liability or expense (a) incurred by an indemnified party through such party’s own willful misconduct or gross negligence or (b) if it is the result of the settlement of a claim for which indemnification may be sought hereunder and the Trustee shall have settled such claim without the Issuers’ consent (such consent not to be unreasonably withheld or delayed).

To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Issuers’ and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08                                      Replacement of Trustee.

(a)                                 The Trustee may resign at any time by so notifying the Issuers.  The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee, with the Issuers’ written consent, which consent will not be unreasonably withheld.  The Issuers may remove the Trustee if:

(i)                                     the Trustee has or acquires a conflict of interest in its capacity as Trustee that is not eliminated;

(ii)                                  the Trustee is adjudged bankrupt or insolvent;

(iii)                               a receiver or other public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(b)                                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall deliver a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(c)                                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

(d)                                 If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09                                      Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10                                Eligibility; Disqualification.  This Indenture shall always have a Trustee that is a corporation, national association or other business entity organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, and that is subject to supervision or examination by U.S. federal or state authorities.  The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE 8.

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01              Satisfaction and Discharge of Indenture.

This Indenture shall terminate and cease to be of further effect with respect to the Securities (except as to any surviving rights of registration of transfer or exchange of the Securities herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest on the Securities) and the Trustee, at the expense of the Issuers, shall execute such instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)                                 either

(i)                                     all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08, and (ii) Securities the payment for which money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)                                  all Securities not theretofore delivered to the Trustee for cancellation,

(1)                                 have become due and payable, or

(2)                                 will become due and payable at their Stated Maturity within one year, or

(3)                                 are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Issuers;

(b)                                 the Issuers, in the case of subclause (2) or (3) of clause (a)(ii) of this Section 8.01, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Indebtedness on such Securities for principal (and premium, if any) and interest (and, for the avoidance of doubt, such interest amount shall be calculated based on the interest rate in effect on the date of such deposit) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or redemption date, as the case may be; provided, however, in the event a petition for relief under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, is filed with respect to any Issuer within 91 days after the deposit and the Trustee is required to return the deposited money to such Issuer, the obligations of the Issuers under this Indenture with respect to such Securities shall not be deemed terminated or discharged;

(c)                                  the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and

(d)                                 the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 7.07, the obligations of the Issuers under Section 4.01, and,

if money shall have been deposited with the Trustee pursuant to clause (b) of this Section 8.01, the obligations of the Trustee under Section 8.02 (until payments are made by the Trustee thereunder), shall survive.

SECTION 8.02              Application of Trust Money.  All money deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities, and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

SECTION 8.03              Applicability of Article.  Except as otherwise provided in Section 8.04, the Issuers may terminate their obligations under the Securities and this Indenture as set forth in Section 8.04.

SECTION 8.04              Defeasance Upon Deposit of Money or U.S. Government Obligations.  At the Issuers’ option, either (1) the Issuers shall be deemed to have been Discharged (as defined below) from their obligations with respect to Securities and the Guarantors shall be deemed to have been discharged from their obligations under their Guarantees in respect of the Securities (“legal defeasance option”) or (2) the Issuers shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.02, 4.03, 4.04, 4.06, 4.07, 4.08, 4.11 and 4.12 and the operation of Article 5 and Section 6.01(c), 6.01(e) (with respect to any Default under Sections 4.02, 4.03, 4.04, 4.06, 4.07, 4.08, 4.11 and 4.12), 6.01(g) (with respect to Significant Subsidiaries of the Company only) and 6.01(h) (with respect to Significant Subsidiaries of the Company only), in respect of the Securities (“covenant defeasance option”) at any time after the applicable conditions set forth below have been satisfied:

(a)                                 the Issuers shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for, and dedicated solely to, the benefit of the Holders of the Securities (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to clauses (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest (and, for the avoidance of doubt, such interest amount shall be calculated based on the interest rate in effect on the date of such deposit) on, the outstanding Securities on the dates such installments of interest or principal and premium are due;

(b)                                 [reserved];

(c)                                  such deposit will not result in a Default under this Indenture;

(d)                                 if the Securities are then listed on any national securities exchange, the Issuers shall have delivered to the Trustee an Opinion of Counsel or a letter or other document from such exchange to the effect that the Issuers’ exercise of their option under this Section 8.04 would not cause such Securities to be delisted;

(e)                                  no Event of Default or Default shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under Section 6.01(g) or Section 6.01(h) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 6.01(g) or Section 6.01(h) shall have occurred and be continuing on the 91st day after such date;

(f)                                   with respect to the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel or a ruling from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance or Discharge.  Notwithstanding the foregoing, if the Issuers exercise their covenant defeasance option and an Event of Default under Section 6.01(g) or Section 6.01(h) or event which, with the giving of notice or lapse of time, or both, would become an Event of Default under Section 6.01(g) or Section 6.01(h) shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Issuers and the Subsidiary Guarantors referred to under the definition of “covenant defeasance option” with respect to such Securities shall be reinstated;

(g)                                  [reserved]; and

(h)                                 the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

“Discharged” means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and the Guarantees in respect of the Securities and to have satisfied all the obligations under this Indenture in respect of the Securities (and the Trustee, at the expense of the Issuers, shall execute such instruments acknowledging the same), except (i) the rights of Holders of Securities to receive, from the trust fund described in clause (a) above, payment of the principal of (and premium, if any) and interest on such Securities when such payments are due, (ii) the Issuers’ obligations with respect to the Securities under Sections 2.07, 2.08, 2.10 and 8.05 and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

SECTION 8.05              Deposited Moneys and U.S. Government Obligations To Be Held in Trust.  All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.04 in respect of Securities shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including any Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Securities.

SECTION 8.06              Repayment to Issuers.  The Trustee and any Paying Agent shall promptly pay or return to the Issuers upon request (per the payment instructions set out in a certificate of the Issuers) any moneys or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 8.04.

ARTICLE 9.

AMENDMENTS AND WAIVERS

SECTION 9.01              Without Consent of the Holders.  Without the consent of any Holders, the Issuers, the Trustee and the Notes Collateral Agent (if required), at any time and from time to time, may enter into one or more indentures supplemental hereto or amendments to the Notes Documents to add any provisions to or changing in any manner or eliminating any of the provisions of the Notes Documents, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(i)                                     to permit a Successor Issuer to assume the Issuers’ covenants and obligations under this Indenture and in the Securities in accordance with the terms of this Indenture;

(ii)                                  to add to the Issuers’ or Guarantors’ covenants for the benefit of the Holders of the Securities;

(iii)                               to surrender any of the Issuers’ or Guarantors’ rights or powers conferred in this Indenture;

(iv)                              to add any additional Events of Default;

(v)                                 to supplement any of the provisions of this Indenture to the extent needed to permit or facilitate the defeasance and discharge of the Securities in a manner that will not adversely affect the interests of the Holders of the Securities in any material respect;

(vi)                              to provide for the acceptance of appointment by a successor Trustee (or successor Notes Collateral Agent) and to add to or change any of the provisions of this Indenture as is necessary to provide for the administration of the trust by more than one trustee;

(vii)                           to cure any ambiguity;

(viii)                        to provide for the issuance of Additional Securities in accordance with the terms hereof, which shall have terms substantially identical in all material respects to the Original Securities, and which shall be treated, together with any outstanding Securities, as a single issue of securities;

(ix)                              to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein;

(x)                                 to add additional Guarantees or to release any Guarantors from Guarantees as provided by the terms of this Indenture;

(xi)                              to (A) secure the Securities with collateral and (B) release collateral (if any) from the Lien when permitted or required by the terms of the applicable security documents (if any have been entered into), the ABL Intercreditor Agreement or any Pari Passu Intercreditor Agreement (if one has been entered into) or this Indenture;

(xii)                           to conform the text of this Indenture or the Securities to the “Description of Notes” section of the Offering Memorandum; or

(xiii)                        to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with any provision of this Indenture as long as the new provisions do not adversely affect in any material respect the interests of the Holders of the Securities.

In formulating its decision on such matters described in Section 9.01, the Trustee shall be entitled to require and rely absolutely on such evidence as it deems appropriate, including Officer’s Certificates and Opinions of Counsel.

Upon the request of the Issuers, and upon receipt by the Trustee of the documents described in Section 9.07, the Trustee and the Notes Collateral Agent (if required) shall join with the Issuers and, if applicable, the Guarantors in the execution of such supplemental indenture or other amended Notes Documents.  After an amendment under this Section 9.01 becomes effective, the Issuers shall deliver to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02        With Consent of the Holders.

(a)                                 With the written consent of the Holders of not less than at least a majority in principal amount of the then outstanding Securities delivered to the Issuers and the Trustee, the Issuers, the Trustee and the Notes Collateral Agent (if required) may enter into an indenture or indentures supplemental hereto or amendments to the Notes Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Notes Documents or of modifying in any manner the rights of the Holders under the Notes Documents; provided, however, that no such supplemental indenture or amendments shall, without the consent of each Holder affected thereby:

(i)                                     change the Stated Maturity of the Securities;

(ii)                                  or reduce the principal amount or the rate of interest, or extend the time for payment of interest of the Securities or any premium payable upon the redemption of the Securities;

(iii)                               impair the right to institute suit for the enforcement of any payment on or after the due date thereof (including, in the case of redemption, on or after the redemption date);

(iv)                              alter any redemption provisions in a manner adverse to the Holders of the Securities;

(v)                                 reduce the percentage in principal amount of the Securities where the consent of the Holder is required for any such amendment, supplemental indenture or waiver as provided for in this Indenture;

(vi)                              modify any of the waiver provisions of this Indenture, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security which would be affected;

(vii)                           release all or substantially all of the Guarantors from any of their obligations under the Guarantees or this Indenture, except in accordance with the terms of this Indenture, the ABL Intercreditor Agreement and any Pari Passu Intercreditor Agreement; or

(viii)                        release all or substantially all Liens granted for the benefit of the Holders of Securities in the Collateral (taken as a whole) other than in accordance with the terms of the Security Documents, the ABL Intercreditor Agreement, any Pari Passu Intercreditor Agreement and this Indenture.

(b)                                 In addition, without the consent of holders of at least 66 2/3% in aggregate principal amount of the then outstanding Securities, an amendment, supplement or waiver may not:

(i)                                     (A) modify any Security Document or the provisions of this Indenture dealing with the Security Documents or application of trust moneys under the Security Documents, or (B) release any Collateral in any manner materially adverse to the Holder of the Securities (subject to clause (viii) above with respect to the release of all or substantially all Liens) other than in accordance with the terms of the Security Documents, the ABL Intercreditor Agreement, any Pari Passu Intercreditor Agreement and this Indenture; or

(ii)                                  modify the ABL Intercreditor Agreement or any Pari Passu Intercreditor Agreement in any manner materially adverse to the holders of the Securities other than in accordance with this Indenture, the Security Documents, the ABL Intercreditor Agreement and any Pari Passu Intercreditor Agreement.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Upon the request of the Issuers, and upon receipt by the Trustee (and, if it is required, the Notes Collateral Agent) of the documents described in Section 9.07, the Trustee and the Notes Collateral Agent (if required) shall join with the Issuers and, if applicable, the Guarantors in the execution of such supplemental indenture or other amended Notes Documents.  After an amendment under this Section 9.02 becomes effective, the Issuers shall deliver to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03              [Reserved].

SECTION 9.04              [Reserved].

SECTION 9.05              Effect of Consents and Waivers.

(a)                                 A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of consents by the Holders of the requisite principal amount of the then outstanding Securities, (ii) satisfaction of conditions to effectiveness as set forth in the applicable Notes Document and any document supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture or other document) by the Issuers, the Guarantors and the Trustee.

(b)                                 The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.06              Notation on or Exchange of Securities.  If an amendment, supplement or waiver changes the terms of a Security, the Issuers may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.07              Trustee and Notes Collateral Agent to Sign Amendments.  The Trustee and the Notes Collateral Agent (if required) shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Notes Collateral Agent, respectively.  If it does, the Trustee and the Notes Collateral Agent, as applicable, may but need not sign it.  In signing any amendment, supplement or waiver, the Trustee and Notes Collateral Agent shall be entitled to receive indemnity and/or security satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and the Guarantors (as applicable), enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

SECTION 9.08              Additional Voting Terms; Calculation of Principal Amount.  All Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.  Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10.
SECURITY

SECTION 10.01       Security Documents; Additional Collateral.

(a)                                 Security Documents. In order to secure the due and punctual payment of the Obligations under this Indenture and the Securities, the Issuers, the Guarantors, the Notes Collateral Agent and any other parties in accordance with the provisions of Section 4.11 and this Article 10, will enter into the applicable Security Documents. The Company shall and shall cause each other Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) as are required to maintain (at the sole cost and expense of the Company and the Guarantors) the security interests created by the Security Documents in the Collateral (subject to the terms of the ABL Intercreditor Agreement, any Pari Passu Intercreditor Agreement (if any) and the Security Documents) as a perfected security interest to the extent perfection is required by the Security Documents and within the time frames set forth therein, subject only to Permitted Liens, and with the priority required by the ABL Intercreditor Agreement, any Pari Passu Intercreditor Agreement (if any), and the other Security Documents.

(b)                                 After-Acquired Collateral.

(i)                                     If the Issuers or any Guarantor acquire any property which is of a type constituting Collateral under the Security Documents (excluding, for the avoidance of doubt, any Excluded Assets), it may be required to execute and deliver, or cause to be executed and delivered, to the Notes Collateral Agent such documents, agreements and instruments, and will take or cause to be taken such further actions as are required under this Indenture or the Security Documents (including the filing and recording of financing statements, fixture filings, mortgages and other documents and such other actions or deliveries of the type required by this Indenture, as applicable), to vest in the Notes Collateral Agent a perfected security interest (subject to the ABL Intercreditor Agreement, Permitted Liens and other Liens permitted by this Indenture, which include certain purchase money security interests) in such after-acquired property and to have such after-acquired property included as part of the Collateral, and thereupon all provisions of the Security Documents and this Indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect. However, no Guarantor will be required to mortgage real property acquired after the Issue Date at all if (a) such property has a fair market value of less than $7.5 million, (b) such property is secured by certain liens permitted under this Indenture, (c) the Company intends to sell such property within six months or such longer period permitted by the ABL Collateral Agent with respect to similar obligations under the ABL Credit Agreement or (d) is otherwise considered an Excluded Asset.

(c)                                  Real Estate Documents. Within 120 days (or such later date as the ABL Collateral Agent may agree with respect to similar requirements under the ABL Credit Agreement) after the Issue Date (with respect to any Mortgaged Property owned as of the Issue Date), or after the acquisition of any fee interest in any real property (other than Excluded Assets) (with respect to each other Mortgaged Property), with respect to each Mortgaged Property the Notes Collateral Agent shall have received (i) a duly executed and delivered first priority Mortgage (subject to the ABL Intercreditor Agreement and Permitted Liens), in favor of the Notes Collateral Agent, for the benefit of the Notes Secured Parties, covering such real property, (ii) (A) a title insurance policy with extended coverage covering such real property in an amount equal to the then-applicable fair market value of such real property naming the Notes Collateral Agent as the insured party for the benefit of the Notes Secured Parties as well as (B) a current ALTA or equivalent survey thereof, together with a customary surveyor’s certificate; provided that no new or updated survey shall be required in connection with any Mortgage for which the Issuers or the Guarantors deliver a title insurance policy if an existing survey, ExpressMap or other similar documentation is available and survey coverage is available for the title insurance policy without the need for such new or updated surveys, (iii) customary legal opinions of local counsel in the jurisdiction where an Issuer or Guarantor that owns such Mortgaged Property is located in form and substance reasonably acceptable to the Notes Collateral Agent and its counsel, and (iv) customary opinions of local counsel in the states in which an Issuer or Guarantor that owns such Mortgaged Property is organized or formed, with respect to the validly existence, corporate power and authority of such Issuer or Guarantor in the granting of the Mortgage in form and substance reasonably acceptable to the Notes Collateral Agent and its counsel.

(d)                                 Notwithstanding anything herein to the contrary, (i) the Issuers and the Guarantors shall not be required to grant a security interest in any Excluded Assets, (ii) except as set forth in clause (iii) below, the Issuers and the Guarantors shall not be required to perfect any pledges, security interests and mortgages in the Collateral by any means other than (A)(x) filings pursuant to the UCC in the office of the Secretary of State (or similar central filing office) of the relevant State or elsewhere as required by the UCC and (y) filings in the applicable IP Offices with respect to Intellectual Property as expressly required in the Security Documents, (B) Mortgages in respect of Mortgaged Properties to be filed in the applicable recording or registry office(s) of the counties in which the Mortgaged Property is located (and, if required or customary in the jurisdiction where such Mortgaged Properties are located, fixture filings) and (C) subject to the ABL Intercreditor Agreement or Pari Passu Intercreditor Agreement (if any), delivery to the Notes Collateral Agent of all certificates evidencing Capital Stock required to be delivered in order to perfect the Notes Collateral Agent’s security interest therein, and intercompany notes and other instruments to be held in its possession, in each case as expressly required in the Security Documents, (iii) the Issuers and the Guarantors shall not be required to (A) deliver control agreements or (B) otherwise deliver perfection by “control” (within the meaning of the UCC) (including with respect to deposit accounts, securities accounts and commodities accounts), other than as described in clause (ii)(C) above and (iv) the Issuers and the Guarantors shall not be required to take any action (other than the actions listed in clause (ii)(A) or (C) above) with respect to any assets located outside of the United States in connection with pledging Collateral or enter into any collateral documents governed by the laws of any country (or any political subdivision thereof) other than the United States.

SECTION 10.02       Concerning the Notes Collateral Agent.

(a)                                 The provisions of this Section 10.02 are solely for the benefit of the Notes Collateral Agent and none of the Issuers, any of the Guarantors nor any of the Holders shall have any rights as a third party beneficiary of any of the provisions contained herein.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the Notes Collateral Agent shall have only those duties or responsibilities expressly provided hereunder or thereunder and the Notes Collateral Agent shall not have nor be deemed to have any fiduciary relationship with the Trustee, the Company, any other Guarantor or any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Notes Collateral Agent.

(b)                                 The Notes Collateral Agent shall act pursuant to the instructions of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and the Trustee (or such other persons as set forth in the Security Documents) with respect to the Security Documents and the Collateral.  For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the ABL Intercreditor Agreement, any Pari Passu Intercreditor Agreement (if any) or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Securities or the Trustee, as applicable, or, if applicable, such other persons as set forth in the Security Documents.  After the occurrence and during the continuance of an Event of Default, subject to the provisions of the Security Documents, the Trustee may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.

(c)                                  Notwithstanding anything to the contrary, none of the Notes Collateral Agent or any of its respective Affiliates shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct).

(d)                                 Other than in connection with a release of Collateral permitted under Section 10.03 (except as may be required by Section 9.02), in each case that the Notes Collateral Agent may or is required hereunder or under any other Security Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Security Document, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Securities.  The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of at least a majority in aggregate principal amount of the then outstanding Securities.  Subject to the Security Documents, if the Notes Collateral Agent shall request direction from the Holders of at least a majority in aggregate principal amount of the then outstanding Securities with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Securities, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(e)                                  Beyond the exercise of reasonable care in the custody of the Collateral in its possession, the Notes Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto.  The Notes Collateral Agent will be deemed to have exercised reasonable care in the custody of the collateral in its possession if it complies with the standard of care of the Notes Collateral Agent set forth herein, and the Notes Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith.

(f)                                   The Notes Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Notes Collateral Agent, as determined by a court of competent jurisdiction in a final, nonappealable order, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any grantor to the Collateral, for insuring the collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Notes Collateral Agent hereby disclaims any representation or warranty to the present and future Holders of the Notes concerning the perfection of the liens granted hereunder or in the value of any of the Collateral. Notwithstanding anything to the contrary in this Indenture, Security Document, or any other Notes Document, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the preparing recording, filing, re-recording, re-filing, registering, perfection, protection or maintenance any financing statement, perfection statement, continuation statement or other instrument evidencing the security interests or Liens intended to be created by this Indenture, the Security Documents, or the other Notes Documents (including without limitation the filing or continuation of any UCC) in any public office or for otherwise ensuring the perfection or maintenance of any security interest granted pursuant to this Indenture or any Security Document.

(g)                                  In the event that the Notes Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent’s sole discretion may cause the Notes Collateral Agent, as applicable, to be considered an “owner or operator” under any environmental laws or otherwise cause the Notes Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Notes Collateral Agent reserves the right, instead of taking such action, either to resign as Notes Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver.  The Notes Collateral Agent will not be liable to any person for any environmental claims or any environmental liabilities or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.  Notwithstanding anything to the contrary contained in this Indenture, the Security Documents or the other Notes Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under any mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Notes Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Notes Collateral Agent in its sole discretion, protecting the Notes Collateral Agent from all such liability.  The Notes Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Issuers or the Holders to be sufficient.

(h)                                 The Notes Collateral Agent shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee set forth in this Indenture and all such protections, immunities, indemnities, rights and privileges shall apply to the Notes Collateral Agent in its roles under any other Security Document, whether or not expressly stated therein; provided however, that in and during an Event of Default, only the Trustee, and not the Notes Collateral Agent, shall be subject to the prudent person standard.

(i)                                     The Notes Collateral Agent has no duty to monitor, and there can be no assurance that the Company will inform the Collateral Agent of, the future acquisition of property that is of a type constituting Collateral. Accordingly, there can be no assurance that the actions required to properly perfect a security interest in any such after-acquired property will be taken.

(j)                                    The Notes Collateral Agent shall be entitled to compensation, reimbursement and indemnity as set forth in Section 7.07.

(k)                                 Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Securities, agrees that each Notes Collateral Agent shall execute and deliver the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto (including any releases permitted hereunder), and act in accordance with the terms thereof.

(l)                                     The Notes Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Security Documents that the Notes Collateral Agent is required to exercise as directed in writing by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities; provided, the Notes Collateral Agent shall be entitled to refrain from any act or the taking of any action hereunder or under any of the Security Documents or from the exercise of any power or authority vested in it hereunder or thereunder unless and until the Notes Collateral Agent shall have received instructions from the Holders of at least a majority in aggregate principal amount of the then outstanding Securities, and if the Notes Collateral Agent deems necessary, satisfactory indemnity, and shall not be liable for any such delay in acting. The Notes Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Notes Collateral Agent to liability or that is contrary to this Indenture, any Security Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law. For purposes of clarity, phrases such as “satisfactory to the Notes Collateral Agent”, “approved by the Notes Collateral Agent”, “acceptable to the Notes Collateral Agent”, “as determined by the Notes Collateral Agent”, “in the Notes Collateral Agent’s discretion”, “selected by the Notes Collateral Agent”, “requested by the Notes Collateral Agent” and phrases of similar import authorize and permit the Notes Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion.

(m)                             If any indemnity in favor of the Notes Collateral Agent shall be or become, in the Notes Collateral Agent’s reasonable determination, inadequate, the Notes Collateral Agent may by written request call for additional indemnification and cease to do the acts indemnified against hereunder until such additional indemnity is given.  The permissive authorizations, entitlements, powers and rights (including the right to request that the Issuers or any other Guarantor take an action or deliver a document and the exercise of remedies following an Event of Default) granted to the Notes Collateral Agent herein shall not be construed as duties.

(n)                                 In the event of any dispute between or conflicting claims among any the Company, Guarantor, or any party to the Security Documents and any other person or entity with respect to any Collateral, the Notes Collateral Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Collateral so long as such dispute or conflict shall continue, and the Notes Collateral Agent shall not be or become liable in any way to the Company, any Guarantor, any party to the Security Documents or any other secured party for failure or refusal to comply with such conflicting claims, demands or instructions. The Notes Collateral Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Notes Collateral Agent or (ii) the Notes Collateral Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. The Notes Collateral Agent shall act on any court order, judgment or decree that is accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Notes Collateral Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Notes Collateral Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Company and the other Guarantors to the extent provided for in Section 7.07. The Notes Collateral Agent shall have no responsibility for the contents of any writing of any arbitrators or any third party contemplated in any Security Documents as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

(o)                                 The Notes Collateral Agent shall incur no liability as a result of the sale (whether public or private) of the Collateral or any part thereof at any sale pursuant to this Agreement conducted in a commercially reasonable manner.  Each of the Company, the Guarantors and the Notes Secured Parties hereby waive any claims against the Notes Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Notes Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner.  Each of the Company, the Guarantors and the Notes Secured Parties hereby agree that in respect of any sale of any of the Collateral pursuant to the terms hereof, Notes Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Company, the Guarantors an the Notes Secured Parties further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Notes Collateral Agent be liable or accountable to the Company, the Guarantors or the Notes Secured Parties for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.

SECTION 10.03       Releases of Collateral.  The Notes Collateral Agent may take any action requested by the Company having the effect of releasing or subordinating any Collateral to the extent necessary to permit consummation of any transaction not prohibited by this Indenture. In addition, the Liens on the Collateral will be automatically released with respect to the Securities and the Guarantees, in each case without delivery of any document or performance of any further act by any Person:

(a)                                 in whole, upon payment in full (other than any contingent obligation arising thereunder for which a claim has not been asserted) of the principal of, accrued and unpaid interest, if any, and premium, if any, on the Securities;

(b)                                 with respect to any Guarantor, upon the consummation of any transaction permitted by this Indenture as a result of which such Guarantor ceases to be a Guarantor (including by becoming an Excluded Subsidiary), pursuant to a merger with a Subsidiary that is not a Guarantor or a designation or conversion as an Unrestricted Subsidiary, in each case in a transaction permitted by, and pursuant to, this Indenture;

(c)                                  upon (i) any sale or other transfer by the Issuers or any Guarantor (other than to any Issuer or any other Guarantor) of any Collateral in a transaction permitted under the Security Documents, (ii) the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or to the release of any Guarantor from its Guarantee pursuant to the Security Documents, (iii) upon any Collateral becoming Excluded Collateral, (iv) any release of ABL Priority Collateral provided pursuant to the ABL Intercreditor Agreement (with respect to the Notes Claimholder’s second lien on such Collateral), (v) any Collateral that is owned by a Guarantor to the extent such Guarantor has been released from its Guarantee in accordance with this Indenture or (vi) otherwise in accordance with, and as expressly provided for under, this Indenture and the Security Documents;

(d)                                 as described in the ABL Intercreditor Agreement (and, if applicable, under the Pari Passu Intercreditor Agreement);

(e)                                  in whole, upon legal defeasance or satisfaction and discharge of this Indenture pursuant to Section 8.04;

(f)                                   to the extent any particular item of Collateral becomes an Excluded Asset;

(g)                                  as described under Section 4.14; provided that the Liens on the Collateral in favor of the Securities will be reinstated upon the occurrence of the Reversion Date;

(h)                                 the release of Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer conducted in accordance with this Indenture; or

(i)                                     as described in Article 9.

Upon any sale or disposition of Collateral in compliance with this Indenture and the Security Documents, the Liens in favor of the Notes Collateral Agent on such Collateral and (subject to the provisions described under Section 10.02) all proceeds thereof shall automatically terminate and be released and the Notes Collateral Agent will execute and deliver such documents and instruments as the Company may request to evidence such termination and release (without recourse or warranty) without the consent of the holders.

SECTION 10.04       Form and Sufficiency of Release and Subordination.  In the event that any Issuer or Guarantor (i) has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that, under the terms of this Indenture may be sold, exchanged or otherwise disposed of by the Issuer or any Guarantor, or (ii) has subordinated any security interests in the Collateral or Liens that, under the terms of this Indenture, may be subordinated and the Issuer or such Guarantor requests the Notes Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee and the Security Documents, upon receipt of an Officer’s Certificate from the Issuers and Opinion of Counsel certifying that such release or subordination, as applicable, is authorized and permitted by the terms of this Indenture and the Security Documents and that all conditions precedent to such release or subordination, as applicable have been met, the Notes Collateral Agent shall, at the sole cost and expense of the Issuers, execute, acknowledge and deliver to the Issuers or such Guarantor such an instrument in the form provided by the Issuers (as required by applicable law), and providing for release or subordination, as applicable without recourse, representation or warranty, promptly after satisfaction of the conditions set forth herein for delivery of such release and shall, at the sole cost and expense of the Issuers take such other action as the Issuers or such Guarantor may reasonably request to effect such release, or subordination, as applicable.

SECTION 10.05       Purchaser Protected.  No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee or the Notes Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.

SECTION 10.06       Authorization of Actions to be Taken by the Notes Collateral Agent under the Security Documents.

The Issuer, the Guarantors and each holder of Securities, by their acceptance of any Securities and the Guarantees, (a) hereby appoints Truist Bank, as Notes Collateral Agent under this Indenture and the Security Documents, and Truist Bank accepts such appointment, (b) agrees that the Notes Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Trustee under Article 7 hereof, including the compensation, reimbursement, and indemnification provisions set forth in Section 7.07 hereof and the resignation and removal provisions of Section 7.08 hereof (with the references to the Trustee therein being deemed to refer to the Notes Collateral Agent) and (c) irrevocably authorizes each Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agents by the terms of this Indenture and the Security Documents, and (d) consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms or the terms of this Indenture. Furthermore, each holder of Securities, by accepting such Securities, consents to and approves the terms of and authorizes and directs the Notes Collateral Agent to (i) enter into and perform the duties provided for in the ABL Intercreditor Agreement, any Pari Passu Intercreditor Agreement (if any) and each other Security Document in each of its capacities thereunder and (ii) bind the holders to the terms of the ABL Intercreditor Agreement and any Pari Passu Intercreditor Agreement (if any).

If any Issuer or Guarantor (i) incurs any obligations secured by Liens permitted by clause (28) of the definition of “Permitted Liens” and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement contemplated by subclause (b) of clause (28) of the definition of “Permitted Liens” and certifying that such intercreditor agreement complies with such subclause (b), the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Notes Collateral Agent), bind the holders on the terms set forth therein and perform and observe its obligations thereunder.

SECTION 10.07       Authorization of Receipt of Funds by the Trustee and the Notes Collateral Agent under the Security Documents.

The Trustee and the Notes Collateral Agent are authorized to receive any funds for the benefit of holders distributed under the Security Documents to the Trustee or the Notes Collateral Agent, to apply such funds as provided in this Indenture and the Security Documents and to make further distributions of such funds in accordance with the applicable provisions of Section 6.10 hereof.

SECTION 10.08       Powers Exercisable by Receiver or Notes Collateral Agent.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 10.

SECTION 10.09       Pari Passu Intercreditor Agreement.

(a)                                 Upon the Incurrence or issuance of Pari Passu Indebtedness, subject to receipt of an Officer’s Certificate and Opinion of Counsel and provided that will not impose any personal obligation on the Trustee or Notes Collateral Agent or, in the opinion of the Trustee or Notes Collateral Agent, as applicable, adversely affect the rights, duties, liabilities or immunities of the Trustee or Notes Collateral Agent under this Indenture or ABL Intercreditor Agreement, the Trustee and the Notes Collateral Agent shall enter into a pari passu intercreditor agreement (the “Pari Passu Intercreditor Agreement”) with the authorized representative and collateral agent of the holders of such Pari Passu Indebtedness with respect to the Collateral, which may be amended from time to time in accordance with its terms without the consent of the holders of the Securities to add other parties holding Pari Passu Indebtedness permitted to be incurred under this Indenture, the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement.

(b)                                 Each holder of the Securities, by accepting a Security, shall be deemed to agree to each of the provisions in any Pari Passu Intercreditor Agreement which the Trustee and the Notes Collateral Agent agree to be subject to or otherwise bound by and shall be deemed to have authorized and instructed the Trustee and the Notes Collateral Agent to become party to any such Pari Passu Intercreditor Agreement and to carry out the actions and obligations contained therein.

(c)                                  Under the Pari Passu Intercreditor Agreement the Applicable Authorized Representative will have the right to direct foreclosures and take other actions with respect to the Notes Common Collateral that is the Notes Priority Collateral and, subject to the ABL Intercreditor Agreement, other Collateral, and the authorized representatives of other series of Notes Obligations have no right to take actions with respect to such Collateral. The Applicable Authorized Representative will initially be the Designated Notes Indebtedness Authorized Representative, if any, or, the authorized representative of the series of Notes Obligations that constitutes the largest outstanding principal amount of any then outstanding series of Notes Obligations. The Controlling Notes Collateral Agent will initially be either, the Designated Pari Passu Collateral Agent, if any, or, if there is no Designated Pari Passu Collateral Agent, the Collateral Agent of the series of Notes Obligations that constitutes the largest outstanding principal amount of any then outstanding series of Notes Obligations.

(d)                                 If any Designated Pari Passu Collateral Agent is the Applicable Authorized Representative, such Designated Pari Passu Collateral Agent will remain the Applicable Authorized Representative until the earlier of (1) the discharge of the relevant Notes Secured

Bank Indebtedness and (2) the Non-Controlling Authorized Representative Enforcement Date (such date, the “Applicable Authorized Agent Date”). If any Designated Pari Passu Collateral Agent is the Controlling Notes Collateral Agent, such Designated Pari Passu Collateral Agent will remain the Controlling Notes Collateral Agent until the Applicable Authorized Agent Date. After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be the Authorized Representative of the series of Notes Obligations that constitutes the largest outstanding principal amount of any then outstanding series of Notes Obligations, other than the obligations under the relevant Notes Secured Bank Indebtedness, with respect to the Notes Common Collateral (the “Notes Major Non-Controlling Authorized Representative”).

(e)                                  The Controlling Notes Collateral Agent shall have the sole right to act or refrain from acting with respect to the Notes Common Collateral, the Controlling Notes Collateral Agent shall not follow any instructions with respect to such Collateral from any representative of any non-controlling authorized representative or other Notes Secured Party (other than the Applicable Authorized Representative), and no non-controlling authorized representative or other Notes Secured Party (other than the Controlling Notes Collateral Agent) will commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Notes Common Collateral.

(f)                                   Notwithstanding the equal priority of the Liens on the Notes Common Collateral, and subject always to the ABL Intercreditor Agreement, the Controlling Notes Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Notes Common Collateral as if such Controlling Notes Collateral Agent had a senior Lien on such Notes Common Collateral. No authorized representative or Notes Collateral Agent or other representative of any Non-Controlling Notes Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the Controlling Notes Collateral Agent, Applicable Authorized Representative or Notes Controlling Secured Party. The Trustee and each other Notes Collateral Agent agree that it will not accept any Lien on any Collateral for the benefit of the holders of the Securities (other than funds deposited for the discharge or defeasance of the Securities) or of any other series of Notes Obligations other than pursuant to the Notes Documents. Each of the Notes Secured Parties also agree that it will not contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Notes Secured Parties in all or any part of the Collateral, or the provisions of the Pari Passu Intercreditor Agreement. The Pari Passu Intercreditor Agreement will provide that if any Notes Common Collateral is transferred to a third party or otherwise disposed of in connection with any enforcement by the Controlling Notes Collateral Agent thereunder, the Liens of the Notes Secured Parties upon such Collateral will be automatically released and discharged.

(g)                                  If an Event of Default or any event of default under any other series of Notes Obligations has occurred and is continuing and the Controlling Notes Collateral Agent is taking action to enforce rights in respect of any Notes Common Collateral, or any distribution is made with respect to any Notes Common Collateral in any bankruptcy case of any Issuer or Guarantor, subject to the ABL Intercreditor Agreement, the proceeds of any sale, collection or other liquidation of any such Collateral by the Controlling Notes Collateral Agent or any other Notes Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the Notes Obligations are entitled under any other intercreditor agreement shall be applied among the Notes Obligations to the payment in full of the Notes Obligations in accordance with their respective Notes Documents on a ratable basis, after payment of all amounts owing to the Controlling Notes Collateral Agent.

(h)                                 Notwithstanding the foregoing, with respect to any Notes Common Collateral for which a third party (other than a Notes Secured Party) has a lien or security interest that is junior in priority to the security interest of any series of Notes Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other series of Notes Obligations (such third party, an ‘‘Intervening Creditor’’), the value of any Notes Common Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Notes Common Collateral or proceeds to be distributed in respect of the Series of Notes Obligations with respect to which such impairment exists.

(i)                                     None of the Notes Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any Notes Collateral Agent or any other Notes Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Notes Common Collateral. In addition, none of the Notes Secured Parties may seek to have any Notes Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any Notes Secured Party obtains possession of any Notes Common Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each series of Notes Obligations, then it must hold such Notes Common Collateral, proceeds or payment in trust for the other Notes Secured Parties and promptly transfer such Collateral, proceeds or payment to the Controlling Notes Collateral Agent to be distributed in accordance with the Pari Passu Intercreditor Agreement.

(j)                                    If the Issuers or any Guarantor become subject to any bankruptcy case, the Pari Passu Intercreditor Agreement will provide that (1) if the Issuer or any Guarantor shall, as debtor(s)-in-possession, move for approval of financing (the “Notes DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Notes Secured Party (other than any Controlling Secured Party or any authorized representative of any Controlling Secured Party) will agree not to object to any such financing or to the Liens on the Notes Common Collateral securing the same (the ‘‘DIP Financing Liens’’) or to any use of cash collateral that constitutes Notes Common Collateral, unless any Notes Controlling Secured Party, or an authorized representative of any Notes Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Notes Common Collateral for the benefit of the Notes Controlling Secured Parties, each Non-Controlling Notes Secured Party will subordinate its Liens with respect to such Notes Common Collateral and any “carve-out” requested in connection therewith on the same terms as the Liens of the Notes Controlling Secured Parties (other than any Liens of any Notes Secured Parties constituting DIP

Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Collateral granted to secure the Notes Obligations of the Notes Controlling Secured Parties, each Non-Controlling Notes Secured Party will confirm the priorities with respect to such Notes Common Collateral as set forth in the Pari Passu Intercreditor Agreement), in each case so long as:

(1)                                 the Notes Secured Parties of each series retain the benefit of their Liens on all such Notes Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Notes Secured Parties (other than any Liens of the Notes Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case,

(2)                                 the Notes Secured Parties of each series are granted Liens on any additional collateral pledged to any Notes Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis such Notes Secured Parties as set forth in the Pari Passu Intercreditor Agreement,

(3)                                 if any amount of such DIP Financing or cash collateral is applied to repay any of the Notes Obligations, such amount is applied pursuant to the Pari Passu Intercreditor Agreement, and

(4)                                 if any Notes Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to the Pari Passu Intercreditor Agreement;

provided, that, subject to the ABL Intercreditor Agreement, the Notes Secured Parties of each series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Notes Secured Parties of such series or its representative that shall not constitute Notes Common Collateral; and provided, further, that the Notes Secured Parties receiving adequate protection shall not object to any other Notes Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a Notes DIP Financing or use of cash collateral.

(k)                                 The Notes Secured Parties acknowledge that the Notes Obligations of any series may, subject to the limitations set forth in the other Notes Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the Pari Passu Intercreditor Agreement defining the relative rights of the Notes Secured Parties of any series.

ARTICLE 11.

GUARANTEES

SECTION 11.01          Guarantees.

(a)           Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees on a senior secured basis, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuers under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any, or interest on in respect of the Securities and all other monetary obligations of the Issuers under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)           Each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any Default under the Securities or the Guaranteed Obligations.  The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 11.08.

(c)           Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.  Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Issuers’ or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder.  Each Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Guarantor.

(d)           Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)           Except as expressly set forth in Sections 8.01, 8.04, 11.02 and 11.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f)            Except as set forth in Sections 8.01, 8.04 and 11.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  Except as set forth in Sections 8.01, 8.04 and 11.02, each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

(g)           In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to the Holders and the Trustee in respect of the Guaranteed Obligations.

(h)           Each Guarantor agrees that it shall not be entitled to exercise any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

(i)            Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

(j)            Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 11.02          Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Restricted Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture or the Guarantee, as each relates to such Restricted Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 11.03          Successors and Assigns.  This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Notes Collateral Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04          No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee, the Notes Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 11.05          Modification.  No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee or the Notes Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.06          Execution of Supplemental Indenture for Future Guarantors.  Each Subsidiary and each other Person that is required to become a Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee or the Notes Collateral Agent a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations.  Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

SECTION 11.07          Non-Impairment.  The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof.

SECTION 11.08          Release of a Guarantor.

(a)           Notwithstanding anything to the contrary in this Indenture, a Guarantee as to any Guarantor shall automatically terminate and be of no further force or effect and such Guarantor shall be deemed to be released and discharged from all obligations under this Article 11 upon:

(i)            a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise permitted under this Indenture;

(ii)           a sale or other disposition of all of the capital stock of any Guarantor permitted under this Indenture;

(iii)          the Issuers’ exercise of their legal defeasance option as described under Section 8.04 or if the Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture;

(iv)          payment in full of the principal of, accrued and unpaid interest and premium (if any) on the Securities;

(v)           the Issuers designating such Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.04 and the definition of “Unrestricted Subsidiary”;

(vi)          the release or discharge of the guarantee (other than as result of (i) payment thereon by such Guarantor following a default by the direct obligor on the Reference Indebtedness or (ii) the indefeasible repayment in full of such Reference Indebtedness) by such Guarantor of, or other obligations of such Guarantor with respect to, the Reference Indebtedness of the Company or any other Guarantor;

(vii)         the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Obligations under the Credit Facilities or other exercise of remedies in respect thereof.

Notwithstanding the foregoing, any Guarantor will automatically be released from all obligations under its Guarantee, and such Guarantee shall thereupon terminate and be discharged and of no further force and effect, upon the merger or consolidation of any Guarantor with and into an Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation or dissolution of such Guarantor following the transfer of all of its assets to an Issuer or another Guarantor.

ARTICLE 12.

MISCELLANEOUS

SECTION 12.01          [Reserved].

SECTION 12.02          Notices.

(a)           Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuers or a Guarantor:

Southeastern Grocers, Inc.
8928 Prominence Parkway #200
Jacksonville, Florida 32256
Email: SEGLegalNotices@segrocers.com

Attention: M. Sandlin Grimm, Chief Legal Officer

if to the Trustee:

Truist Bank

Corporate Trust Services

2713 Forest Hills Road, Building 2

Wilson, NC 27893

Mail Code: 100-50-02-80

Facsimile:  (252) 246 - 4303

Attn: Corporate Trust Services

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)           Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c)           Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such Security (or its designee), pursuant to the customary procedures of such Depository.

SECTION 12.03          [Reserved].

SECTION 12.04          Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee, at the request of the Trustee:

(a)           an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05          Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a)           a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 12.06          When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by any Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded.  Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.07          Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of the Holders.  The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 12.08          Legal Holidays.  If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period.  If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 12.09          Governing Law; Jurisdiction.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  THE PARTIES HEREBY (I) IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, (II) WAIVE ANY OBJECTION TO LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS, AND (III) WAIVE ANY OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY.

SECTION 12.10          No Recourse Against Others.  No past, present or future director, officer, employee, stockholder or incorporator, as such, of the Issuers or any successor corporation shall have any liability for any obligations of the Issuers under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

SECTION 12.11          Successors.  All agreements of the Issuers and each Guarantor in this Indenture and the Securities shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12          Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart thereof.

SECTION 12.13          Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.14          Indenture Controls.  If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 12.15          No Adverse Interpretation of Other Agreements.This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.16          Severability; Entire Agreement.  In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.  This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, written or oral.

SECTION 12.17          Waiver of Jury Trial.  EACH OF THE ISSUERS, THE GUARANTORS, THE TRUSTEE, THE PAYING AGENT AND THE REGISTRAR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first above written.

SEG HOLDING, LLC

By:	/s/ Brian P. Carney
	Name:	Brian P. Carney
	Title:	Executive Vice President

SEG FINANCE CORP.

By:	/s/ Brian P. Carney
	Name:	Brian P. Carney
	Title:	Executive Vice President

[Signature Page to Indenture]

GUARANTORS:

SEG HOLDING FINANCE, LLC
BI-LO, LLC
ARP BALLENTINE LLC
ARP CHICKAMAUGA LLC
ARP HARTSVILLE LLC
ARP JAMES ISLAND LLC
ARP MOONVILLE LLC
ARP MORGANTON LLC
ARP WINSTON SALEM LLC
OPAL HOLDINGS, LLC
WINN-DIXIE PROPERTIES, LLC
WINN-DIXIE STORES, INC.
WINN-DIXIE SUPERMARKETS, INC.
WINN-DIXIE MONTGOMERY LEASING, LLC
WINN-DIXIE RALEIGH, LLC
WINN-DIXIE RALEIGH LEASING, LLC
WINN-DIXIE STORES LEASING, LLC
SAMSON MERGER SUB, LLC
DIXIE SPIRITS FLORIDA, LLC
WINN-DIXIE MONTGOMERY, LLC
WINN-DIXIE LOGISTICS, LLC
DIXIE SPIRITS, INC.

By:	/s/ Brian P. Carney
	Name:	Brian P. Carney
	Title:	Executive Vice President

[Signature Page to Indenture]

TRUIST BANK, as Trustee

By:	/s/ Christina G. Rhodebeck
	Name:	Christina G. Rhodebeck
	Title:	Vice President

[Signature Page to Indenture]

TRUIST BANK, as Notes Collateral Agent

By:	/s/ Christina G. Rhodebeck
	Name:	Christina G. Rhodebeck
	Title:	Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO SECURITIES

1.             Definitions.

1.1          Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Definitive Security” means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depository” means, with respect to the Securities, The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Securities Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee, and (b) the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Definitive Securities, it means the comparable period of 40 consecutive days.

“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) of this Appendix A.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Definitive Securities” means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Transfer Restricted Global Securities” means Global Securities bearing the Restricted Securities Legend.

“Unrestricted Definitive Security” means Definitive Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

“Unrestricted Global Security” means a Global Security that does not bear the Restricted Securities Legend.

1.2          Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(b)
“Global Securities”	2.1(b)
“Regulation S Global Securities”	2.1(b)
“Rule 144A Global Securities”	2.1(b)

2.             The Securities.

2.1          Form and Dating; Global Securities.

(a)           The Securities issued on the date hereof will be (i) offered and sold by the Issuers pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.  Additional Securities offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more purchase agreements in accordance with applicable law.

(b)           Global Securities.  (i) Rule 144A Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”).  Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Global Securities”).  The term “Global Securities” means, collectively, the Rule

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144A Global Securities and the Regulation S Global Securities.  The Global Securities shall bear the Global Security Legend.  The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Securities Legend.

(i)            Members of, or direct or indirect participants in, the Depository, Euroclear or Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or under the Global Securities.  The Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository, Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(ii)           Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository, Euroclear or Clearstream, as the case may be, and the provisions of Section 2.2 of this Appendix A. In addition, a Global Security shall be exchangeable for Definitive Securities if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as depository for such Global Security and the Issuers thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, or (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Depository or the Issuers request the issuance of such Definitive Securities.  In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested in writing by or on behalf of the Depository, in accordance with its customary procedures.

(iii)          In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iv)          Any Transfer Restricted Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 of this Appendix A shall, except as otherwise provided in Section 2.2 of this Appendix A, bear the Restricted Securities Legend.

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(v)           Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2 of this Appendix A.

(vi)          The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.2          Transfer and Exchange.

(a)           Transfer and Exchange of Global Securities.  A Global Security may not be transferred as a whole except as set forth in Section 2.1(b) of this Appendix A. Global Securities will not be exchanged by the Issuers for Definitive Securities except under the circumstances described in Section 2.1(b)(ii) of this Appendix A. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture.  Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) or 2.2(g) of this Appendix A.

(b)           Transfer and Exchange of Beneficial Interests in Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository.  Beneficial interests in Transfer Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Transfer Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i) of this Appendix A, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a

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beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g) of this Appendix A.

(iii)          Transfer of Beneficial Interests to Another Transfer Restricted Global Security.  A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) of this Appendix A and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B)          if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv)          Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security.  A beneficial interest in a Transfer Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) of this Appendix A and the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(B)          if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Issuers so request or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted

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Securities Legend are no longer required in order to maintain compliance with the Securities Act.  If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)           Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Transfer Restricted Global Security.  Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(c)           Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities.  A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii) of this Appendix A. A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii) of this Appendix A.

(d)           Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities.  Transfers and exchanges of beneficial interests in the Global Securities shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i)            Transfer Restricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities.  If any Holder of a Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security or to transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

(B)          if such Transfer Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate from such Holder in the form attached to the applicable Security;

(C)          if such Transfer Restricted Definitive Security is being transferred to a non-U.S. person (as defined in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 under the

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Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D)          if such Transfer Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(E)           if such Transfer Restricted Definitive Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F)           if such Transfer Restricted Definitive Security is being transferred to the Issuers or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Security.

(ii)           Transfer Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of a Transfer Restricted Definitive Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)          if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(B)          if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuers so request or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer

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Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.  If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Definitive Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii)          Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.  If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv)          Unrestricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities.  An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(e)           Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)            Transfer Restricted Definitive Securities to Transfer Restricted Definitive Securities.  A Transfer Restricted Definitive Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Security if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form attached to the applicable Security;

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(B)          if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(C)          if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(D)          if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Security; and

(E)           if such transfer will be made to the Issuers or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

(ii)           Transfer Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Transfer Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(A)          if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(B)          if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuers so request, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(iv)          Unrestricted Definitive Securities to Transfer Restricted Definitive Securities.  An Unrestricted Definitive Security cannot be exchanged for, or transferred to

9

a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such increase.

(f)            Legend.

(i)            Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS AND THE GUARANTORS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A

10

TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS IF THE ISSUERS SO REQUESTS), (2) TO THE ISSUERS OR THE GUARANTORS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Each Regulation S Security that is a temporary Security issued pursuant to Section 2.10 shall bear a legend in substantially in the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL SECURITY THAT IS A TEMPORARY SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

Each Definitive Security shall bear the following additional legends:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Each Security issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

“THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ.  OF THE INTERNAL REVENUE CODE.  TO OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH SECURITIES, A HOLDER MAY SUBMIT WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: SOUTHEASTERN GROCERS, INC., 8928 PROMINENCE PARKWAY #200,

11

JACKSONVILLE, FLORIDA 32256; ATTENTION: TREASURY DEPARTMENT.

(ii)           Upon any sale or transfer of a Transfer Restricted Definitive Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Definitive Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii)          [Reserved].

(iv)          [Reserved].

(v)           Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Security be issued in global form shall continue to apply.

(vi)          Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(g)           Cancellation or Adjustment of Global Security.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such increase.

(h)           Obligations with Respect to Transfers and Exchanges of Securities.

(i)            To permit registrations of transfers and exchanges, the Issuers shall execute, and the Trustee shall authenticate, Definitive Securities and Global Securities at the Company’s request.

(ii)           No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other

12

than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii)          Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(i)            No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)            [INTENTIONALLY OMITTED].

(k)           Transfers of Securities Held by Affiliates.  Notwithstanding anything to the contrary in this Section 2.2, any certificate (i) evidencing a Security that has been transferred

13

to an affiliate (as defined in Rule 405 of the Securities Act) of any Issuer, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, or (ii) evidencing a Security that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, shall, until one year after the last date on which either any Issuer or any affiliate of any Issuer was an owner of such Security, in each case, be in the form of a permanent Definitive Security and bear the Restricted Securities Legend subject to the restrictions in this Section 2.2.  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.2(k).  The Issuers, at their sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable advance written notice to the Trustee.

14

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS AND THE GUARANTORS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED

BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS IF THE ISSUERS SO REQUESTS), (2) TO THE ISSUERS OR THE GUARANTORS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[Temporary Regulation S Security Legend]

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL SECURITY THAT IS A TEMPORARY SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

[OID Legend]

THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ.  OF THE INTERNAL REVENUE CODE.  TO OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH SECURITIES, A HOLDER MAY SUBMIT WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: SOUTHEASTERN GROCERS, INC., 8928 PROMINENCE PARKWAY #200, JACKSONVILLE, FLORIDA 32256; ATTENTION: TREASURY DEPARTMENT.

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF SECURITY]

No.	$

5.625% Senior Secured Note due 2028

CUSIP No.
ISIN No.

SEG HOLDING, LLC, a Delaware limited liability company, and SEG Finance Corp., a Delaware corporation, promise to pay to                                                       , or registered assigns, the principal sum of                                            Dollars [or such greater or lesser amount as is indicated on the Schedule of Increases or Decreases in Global Security attached hereto]* on October 15, 2028.

Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

SEG HOLDING, LLC

By:
Name:
Title:

SEG FINANCE CORP.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

TRUIST BANK
as Trustee, certifies that this is
one of the Securities
referred to in the Indenture.

By:

Authorized Signatory

*                               If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

FORM OF REVERSE SIDE OF SECURITY]

5.625% Senior Secured Note due 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      Interest

SEG HOLDING, LLC, a Delaware limited liability company (the “Company”) and SEG FINANCE CORP., a Delaware corporation (“SEG Finance” and, together with the Company, the “Issuers”) promise to pay interest on the principal amount of this Security at the rate per annum shown above.  The Issuers shall pay interest semiannually on April 15 and October 15 of each year, commencing                           . Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from                       until the principal hereof is due.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Issuers shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.                                      Method of Payment

The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day).  The Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuers shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.  The Issuers will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuers, payment of interest may be made by sending a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                                      Paying Agent and Registrar

Initially, Truist Bank (the “Trustee”) will act as Paying Agent and Registrar.  The Issuers may appoint and change any Paying Agent or Registrar without notice.  The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.                                      Indenture

The Issuers issued the Securities under an Indenture dated as of October 9, 2020 (the “Indenture”), among the Issuers, the Guarantors and the Trustee.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture for a statement of such terms and provisions.  To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are senior secured obligations of the Issuers.  This Security is one of the Securities referred to in the Indenture.  On and after the Issue Date, the Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, issue or sell shares of capital stock of the Company and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales.  The Indenture also imposes limitations on the ability of the Issuers and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5.                                      Optional Redemption

Except as set forth in this Section 5, the Securities shall not be redeemable at the option of the Issuers prior to October 15, 2023.  Thereafter, the Securities shall be redeemable at the option of the Issuers, in whole at any time or in part from time to time, upon not less than 10 nor more than 60 days’ prior notice (except that notices of redemption may be sent more than 60 days prior to a redemption date if the notice is delivered in connection with a defeasance of the Securities or the satisfaction and discharge of the Indenture), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Year	Redemption Price
2023	102.813%
2024	101.406%
2025 and thereafter	100.000%

In addition, at any time prior to October 15, 2023, the Issuers may redeem the Securities at their option, in whole at any time or in part from time to time, upon not less than 10 nor more than 60 days’ prior notice (except that notices of redemption may be sent more than 60 days prior to a redemption date if the notice is delivered in connection with a defeasance of the Securities or the satisfaction and discharge of the Indenture), at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date).

Furthermore, the Issuers may redeem, before October 15, 2023, up to 10% of the original aggregate principal amount of the Securities (including any Additional Securities) during each twelve-month period commencing with the Issue Date at a redemption price equal to 103% of the principal amount of the Securities so redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date).

Notwithstanding the foregoing, at any time and from time to time on or prior to October 15, 2023, the Issuers may redeem in the aggregate up to 40% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by any Parent Entity, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price (expressed as a percentage of principal amount thereof) equal to 105.625% plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date); provided, however, that at least 50% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 180 days after the date on which any such Equity Offering is consummated upon not less than 10 nor more than 60 days’ notice mailed to each Holder of Securities being redeemed or otherwise in accordance with the procedures of The Depository Trust Company and otherwise in accordance with the procedures set forth in the Indenture.

In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated redemption date, or by the redemption date as so delayed.

Notice of any redemption in respect of an Equity Offering may be given prior to the completion thereof.

In connection with any tender offer for the Securities, if holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in such tender offer and the Issuers, or any third party making such a tender offer in lieu of the Issuers, purchase all of the Securities validly tendered and not withdrawn by such holders, the Issuers will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such tender offer expiration date, to redeem the Securities that remain outstanding in whole, but not in part, following such purchase at a price equal to the price offered to each other holder (excluding any early tender or incentive fee) in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest on the Securities that remain outstanding, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date). In determining whether the holders of at least 90% of the aggregate principal amount of the then outstanding Securities have validly tendered and not validly withdrawn such Securities in a tender offer, Securities owned by the Issuers or their Affiliates or by funds controlled or managed by any Affiliates of the Issuers, or any successor thereof, shall be deemed to be outstanding for the purposes of such tender offer.

6.                                      Mandatory Redemption and Sinking Fund

The Securities are not subject to mandatory redemption or any sinking fund payments.

7.                                      Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address or otherwise in accordance with the procedures of The Depository Trust Company.  Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 to the extent practicable.  If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.                                      Repurchase of Securities at the Option of Holders upon Change of Control Triggering Event and Asset Sales

Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, but not including, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Securities upon the occurrence of certain events.

9.                                      Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture.  Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10.                               Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

11.                               Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at their written request.  After any such payment, the Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.                               Discharge and Defeasance

Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on, the Securities to redemption or maturity, as the case may be.

13.                               Amendment, Waiver

The Indenture and the Securities may be amended or supplemented or a Default thereunder may be waived, in each case, as provided in the Indenture.

14.                               Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of an Issuer) occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Securities, in each case, by notice to the Issuers, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable.  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of an Issuer occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  Under certain circumstances, the Holders of a majority in principal amount of the then outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against any loss, liability or expense and certain other conditions are complied with.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy under the Indenture, unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) the Holders of at least 30% in principal amount of the then outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security and/or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the then outstanding Securities have not given the Trustee a written direction inconsistent with such request prior to the expiration of such 60-day period.  The Holders of a majority in principal amount of the then outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.                               Trustee Dealings with the Issuers

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16.                               No Recourse Against Others

No past, present or future director, officer, employee, stockholder or incorporator, as such, of the Issuers or any successor corporation shall have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.                               Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.                               Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.                               CUSIP Numbers, ISINs and Common Codes

The Issuers have caused CUSIP numbers and ISINs to be printed on the Securities and have directed the Trustee to use CUSIP numbers and ISINs.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:
	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $ principal amount of Securities held in (check applicable space)      book-entry or       definitive form by the undersigned.

The undersigned:

☐                                             has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); and

check the following, if applicable:

☐                                  is an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture; or

☐                                  is exchanging this Security in connection with an expected transfer to an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture.

☐                                             has requested the Trustee by written order to exchange or register the transfer of a Security or Securities; and

check the following, if applicable:

☐                                  is an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture; or

☐                                  the transferee is an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)                                 ☐            to the Issuers, any parent of an Issuer or any Subsidiary of an Issuer; or

(2)                                 ☐            to the Registrar for registration in the name of the Holder, without transfer; or

(3)                                 ☐            pursuant to an effective registration statement under the Securities Act; or

(4)                                 ☐            inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)                                 ☐            outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)                                 ☐            to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)                                 ☐            pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuers and/or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:	Your Signature:

Signature Guarantee:

Date:
	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to

Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is set forth on the face hereof.  The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control Triggering Event) of the Indenture, check the applicable box:

Asset Sale	☐	Change of Control Triggering Event	☐

If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control Triggering Event) of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

FORM OF
TRANSFEREE LETTER OF REPRESENTATION

SEG Holding, LLC
SEG Finance Corp.

c/o Truist Bank
[ • ]
Attn: [ • ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[  ] principal amount of the 5.625% Senior Secured Notes due 2028 (the “Securities”) of SEG HOLDING, LLC (the “Company”) and SEG FINANCE CORP. (“SEG Finance” and, together with the Company, the “Issuers”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.                                      We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which any Issuer or any affiliate of any Issuer was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuers, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the

B-1

requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

Date:	TRANSFEREE:

by

B-2

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [   ], among [GUARANTOR] (the “New Guarantor”), the Issuers (as defined in the Indenture referred to herein) and TRUIST BANK, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 9, 2020, providing for the issuance of 5.625% Senior Secured Notes due 2028 (the “Securities”), initially in the aggregate principal amount of $325,000,000;

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuers’ obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.                                      Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      Agreement to Guarantee.  The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuers’ obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

4.                                      Notices.  All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.

5.                                      Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.                                      Trustee Makes No Representation.  The Trustee makes no representation as to the recitals or the validity or sufficiency of this Supplemental Indenture.

7.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed signature page to this Supplemental Indenture by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

8.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

SEG HOLDING, LLC

By:
Name:
Title:

SEG FINANCE CORP.

By:
Name:
Title:

TRUIST BANK, as Trustee

By:
Name:
Title: